Exhibit 10.33

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

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KRATON POLYMERS NEDERLAND B.V.

and

SHELL NEDERLAND CHEMIE B.V.

FIRST AMENDED AND RESTATED

SITE SERVICES, UTILITIES,

MATERIALS AND FACILITIES

AGREEMENT

Pernis SUMF Agreement (Kraton/SNC)

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FIRST AMENDED AND RESTATED SITE SERVICES, UTILITIES,

MATERIALS AND FACILITIES AGREEMENT

THIS AGREEMENT AND RESTATED AGREEMENT made the 28th day of February 2001 BETWEEN:

1.	KRATON POLYMERS NEDERLAND B.V., a company incorporated under the laws of The Netherlands with its registered office at Vondelingenweg 601, 3196 KK Vondelingenplaat, Rotterdam, The Netherlands (the “Purchaser”); and

2.	SHELL NEDERLAND CHEMIE B.V., a company incorporated under the laws of The Netherlands with its registered office at Vondelingenweg 601, 3196 KK Vondelingenplaat, Rotterdam, The Netherlands (the “Supplier”).

WHEREAS

(A)	The Supplier or Affiliates of the Supplier operate the Site;

(B)	The Purchaser owns the Plant;

(C)	The Parties have entered into a Site Services, Utilities, Materials and Facilities Agreement (the “SUMF Agreement”) dated October 29, 1999 for the supply and purchase of certain SUMF Items in connection with such operations and assets;

(D)	Shell Petroleum N.V. has entered into Transaction Documents with RK Polymers LLC (formerly known as Ripplewood Chemical Acquisition LLC), as the purchaser, for the sale of its interest in the shares of Kraton Polymers Holdings B.V. to such purchaser;

(E)	In connection with the closing of such sale transaction, the Parties want to amend and restate the SUMF Agreement as set forth below:

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1: DEFINITIONS

In this Agreement and the Schedules hereto:

“Affiliate” means in relation to the Supplier, N.V. Koninklijke Nederlandsche Petroleum Maatschappij, The “Shell” Transport and Trading Company, p.l.c. (together the “Parent Companies”) or any entity other than the Parties which is directly or indirectly affiliated with either or both of the Parent Companies.

In relation to the Purchaser, “Affiliate” means Kraton Polymers Holdings B.V. and any entity other than the Parties which is directly or indirectly affiliated with that company.

Pernis SUMF Agreement (Kraton/SNC)

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In relation to any Third Party successors of the Parties, “Affiliate” means any entity which is directly or indirectly affiliated with that Third Party successor. For the purposes of this definition, a particular entity is:

(i)	directly affiliated with another entity or entities if the latter hold(s) or otherwise control(s) by proxy or agreement shares or other ownership interests carrying more than fifty percent (50%) of the votes exercisable at a general shareholders meeting (or its equivalent) of the entity in question; and

(ii)	indirectly affiliated with an entity or entities (the “parent or parents”) if a series of entities can be specified, beginning with their parent or parents and ending with the particular entity, so related that each entity or entities in the series, except the parent or parents, is directly affiliated with one or more of the entities earlier in the series;

“Agreement” means this First Amended and Restated Site Services, Utilities, Materials and Facilities Agreement, including its Schedules and attachments, and any amendments hereto to which the Parties may consent from time to time;

“Annual Plan and Budget” means the annual plan and budget approved under Article 8. The Annual Plan and Budget for the First Operating Year is the relevant part of the Annual Plan and Budget set out in Schedule 2;

“Annual Production Programme” means the annual production programme prepared by the Purchaser in accordance with Article 8;

“Bankruptcy Event” means, in relation to any Party, (i) the making of a general assignment for the benefit of creditors by such Party; or (ii) the entering into of any arrangement or composition with creditors (other than for the purposes of a solvent reconstruction or amalgamation); or (iii) the institution by such Party of proceedings (a) seeking to adjudicate such Party as bankrupt or insolvent or seeking protection or relief from creditors, or (b) seeking liquidation, winding up, or rearrangement, reorganisation or adjustment of such Party or its debts (other than for purposes of a solvent reconstruction or amalgamation), or (c) seeking the entry of an order for the appointment of a receiver, trustee or other similar official for such Party or for all or a substantial part of such Party’s assets; or (iv) the institution of any proceeding of the type described in (iii) above against such Party;

“Business Day” means any day of the week other than Saturday, Sunday or a public holiday at the location of the Plant;

“Commercially Reasonable” when used in the context of efforts to be taken means efforts which would ordinarily be taken by a business person in the applicable industry were he in the position under this Agreement of being the supplier of SUMF Items or the owner of the Plant, whichever shall be the relevant case. Such efforts shall only be taken

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at the sole cost and request of the Party entitled to request or require “commercially reasonable” efforts (“the Requiring Party”) provided however, that the Party who undertakes such efforts shall not be (i) obligated to interfere with its own business activities or plans, nor (ii) required to employ additional employees in order to accomplish such matters, nor (iii) required to expend any of its own funds to accomplish such request without the right to reimbursement from the Requiring Party;

“Confidential Record” means, without limitation, any publications, printed matter, manuals, reports, letters, telexes, drawings, computer programs, photographs, films, video, tape, diskette, CD-ROM and other information carriers or media conveying information and any other material containing confidential information;

“Default Rate” means a percentage equal to the base lending rate of the bank specified in Schedule 1 plus three percent (3%) p.a.;

“Delivery Point(s)” means the location(s) specified in the Schedules to which each SUMF Item will be delivered and at which title and risk passes from the Supplier to the Purchaser for each SUMF Item;

“Direct Site Costs” means the direct fixed costs (without mark-up or profit factor, except in accordance with Article 6.1(F)) incurred at the Site by the Supplier in providing SUMF but which do not vary with consumption, usage or production. Fixed costs include personnel costs (which include, but are not limited to, wages, associated benefits, applicable taxes and allocated pension costs) for the personnel directly involved in the provision of SUMF Items and the costs of any SUMF Items procured by the Supplier for the Purchaser from a Third Party in accordance with this Agreement.

If costs, including personnel costs, are incurred at the Site partly in connection with providing SUMF and partly in connection with other activities, an allocation of such costs shall be included in Direct Site Costs.

For the avoidance of doubt, Direct Site Costs shall not include charges for the depreciation or amortisation of SUMF Assets.

“Dispute” means any dispute or difference which arises between the Parties in connection with or arising out of this Agreement (including, without limitation, any dispute as to the existence, termination or validity of this Agreement or any provision of it);

“Effective Date” means February 28, 2001;

“Environmental Agreement” means the Non-US Environmental Agreement dated as of January 31, 2001 by and between Shell Petroleum N.V. and Shell Elastomers, Inc.

“Environmental Law” means any applicable law relating to Environmental Matters;

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“Environmental Loss or Damage” means any Loss or Damage relating to the infringement on or after the Effective Date of an Environmental Law and/or any other Environmental Matter being the basis for any claim or possible claim; (i) by governmental authorities for enforcement, fines, cleanup, removal, response, remediation, or other actions or damages pursuant to any applicable Environmental Law; or (ii) by any third person, including the Parties, seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief or otherwise giving rise to Loss or Damage;

“Environmental Matters” means; (i) the protection of the environment, worker health and safety and/or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any hazardous substance or waste; (ii) the manufacture, processing, distribution, use, treatment, labelling, storage, disposal, transport or handling of any hazardous substance or waste, or (iii) soil or groundwater contamination, air pollution or surface water pollution or other actual or threatened impact on the environment, worker health and safety or public welfare;

“Environmental Protection System” means any environmental protection system used by Supplier in connection with the provision of the SUMF Items, including without limitation, biotreater, waste water treatment plant, and all pipes, drains, channels, conduits, sumps and other items, plant or machinery connected with or associated with such system;

“Financial Reporting Accounts” means those books and records maintained by the Supplier for financial reporting to the Supplier’s parent company(ies) or corporate headquarters, which shall be maintained in accordance with generally accepted accounting principles and which shall be applied on a consistent basis;

“Firm Capacity Reservation” means the maximum volume of a SUMF Item to be supplied under this Agreement as specified in Schedule 2;

“First Operating Year” means the period from the Effective Date until the following 31st December;

“Force Majeure” has the meaning given to this term in Article 18.4;

“Gross Negligence” means a failure to perform a duty of care in reckless disregard of the reasonably foreseeable consequences (as distinguished from a mere failure to exercise ordinary care) which affects the life or property of another;

“HSE” means health, safety and/or environment;

“Intellectual Property Transfer and Licence Agreement” means the Agreement dated as of January 31, 2001 between Shell International Research Maatschappij B.V. and Kraton Polymers Research B.V. relating to intellectual property transfer and licensing;

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“Interest Rate” means a percentage equal to the base lending rate of the bank specified in Schedule 1 plus one point five percent (1.5%) p.a.;

“Invoice Dispute” means a Dispute the resolution of which shall be determined in accordance with the provisions in Article 7.2;

“Joint Operating Committee” means the operating committee to be formed of the Purchaser’s Representative and the Supplier’s Representative which shall have the functions set out in Schedule 5;

“Legal Requirements” means all applicable European Union laws and regulations and national and local laws and regulations;

“Liability” includes all and any claims, liabilities, costs, damages, expenses, fines and penalties;

“LT SUMF” or “Long Term SUMF” has the meaning given to this term in Article 4.3;

“Loss or Damage” means any loss or damage or injury of whatever nature, including without limitation, personal injury, disease and death;

“Meter” means the meter or other appropriate measuring device located at or near the Delivery Point for the relevant SUMF Item;

“Negligence” means a failure to execute ordinary care that affects the life or property of another;

“Operating Agreement” means the First Amended and Restated Operating and Maintenance Services Agreement, dated as of the Effective Date between Kraton Polymers Nederland B.V., as owner and Shell Nederland Chemie B.V., as operator;

“Overheads” means, without duplication of any Direct Site Cost, in relation to each SUMF Item, an equitable allocation of the fixed costs incurred at the Site related to management and operation of the Site that are not specifically attributable to a certain plant at the Site (without mark-up or profit factor, except in accordance with Article 6.1(F)), including the following (where they are not provided as separate SUMF Items): Site management and general services; fire fighting, security and protection of HSE; use of the medical department; office services, accommodation and catering; and taxes;

Overheads shall not include any allocated costs of corporate services, unless incurred for specific services in the same manner as Third Party services, such as tax, legal or other services;

“Party” or “Parties” means the Supplier and/or the Purchaser as the case requires, their successors and permitted assigns;

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“Pernis Lease” means the Agreement of Sub-Lease between the Parties dated October 29, 1999;

“Plant” means the plant described in Attachment 1 to Schedule 1 situated at the Site;

“Pre-contractual Statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time prior to the date of this Agreement;

“Property” means, in relation to each Party, the plants, buildings and other improvements, land and/or other real property interests, fixtures, equipment, inventory, finished product, vehicles and other tangible personal property interests owned or leased by a Party that are now or in the future located within the Site or, in relation to the Supplier, elsewhere if used to provide SUMF;

“Purchaser’s Representative” means the person named as being the Purchaser’s representative in Schedule 1 and any successor to that position;

“Reasonable Actions” when used in the context of actions to be taken, means efforts that would ordinarily be taken by a business person in the applicable industry were he in the position under this Agreement of being the supplier of SUMF Items or the owner of the Plant, whichever shall be relevant;

“Shell’s HSE and Technical Standards” means those standards as defined and applied by the Royal Dutch/Shell group of companies for services and operations hereunder at the location of the Site;

“ST SUMF” or “Short Term SUMF” has the meaning given to this term in Article 4.1;

“Site” means the site described in Schedule 1;

“SNR” means Shell Nederland Raffinaderij B.V.;

“Sole Supplier SUMF” has the meaning given to this term in Article 4.2;

“Steering Committee” means a steering committee consisting of senior representatives of the Purchaser and the Supplier which has responsibilities beyond the daily operation of the Plant. The Steering Committee shall discuss any matters of a general nature and any matters which are fundamental to the performance of this Agreement pursuant to its terms;

“SUMF” means the site services, utilities, materials and facilities to be supplied under this Agreement;

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“SUMF Assets” means those assets of the Supplier directly used in the provision of SUMF;

“SUMF Charge(s)” or “Charge(s)” means the charge(s) to be paid by the Purchaser to the Supplier for each SUMF Item in accordance with Article 5 and Article 6;

“SUMF Item” or “Item of SUMF” means any part of SUMF;

“Supplier’s Representative” means the person named as being the Supplier’s Representative in Schedule 1 and any successor to that position;

“Third Party” means any person or company other than the Supplier, the Purchaser or their respective Affiliates;

“Transaction Documents” means:

(i)	that certain Sale Agreement dated October 20, 2000 by and between Shell Petroleum N.V. and RK Polymers LLC (formerly known as Ripplewood Chemical Acquisition LLC) and all documents executed in connection therewith, including the following:

(ii)	the Pernis Lease;

(iii)	the Site Services, Utilities, Materials and Facilities Agreement between SNR and the Purchaser and the Operating and Maintenance Services Agreement between the Parties;

(iv)	the Intellectual Property Transfer and License Agreement;

(v)	the Environmental Agreement; and

(vi)	other agreements between the Purchaser or any of its Affiliates and the Supplier or any of its Affiliates relating to the Plant or the Site;

“User” means any company, entity, division, or business unit (including divisions and business units of the Supplier and its Affiliates) to which SUMF or its equivalent is furnished by the Supplier at the Site;

“Variable Costs” means those operating costs incurred at the Site by the Supplier in providing SUMF which vary primarily based on consumption, usage or production and which are reconcilable with the cost accounting system of the Supplier existing as of the Effective Date and as from time to time modified by the Supplier (if applied to the entire Site), including the costs of air, cooling water, electricity, fuel, nitrogen, process materials, steam and applicable taxes, but not depreciation; and

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“Wilful Misconduct” means an intentional act or omission which is in disregard of (a) a known risk or a risk so obvious that it cannot be said one were truly unaware of it and (b) a risk so great that it is highly probable that harm will follow.

ARTICLE 2: INTERPRETATIONS

2.1	In this Agreement, unless otherwise specified:

(A)	references to Articles and Schedules are to Articles of, and Schedules to, this Agreement;

(B)	use of any gender includes the other genders;

(C)	references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

(D)	references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

(E)	references to “USD” and to “NLG” are to United States Dollars and to Dutch Guilders, respectively;

(F)	any reference to a “day” (including within the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight;

(G)	a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented at any time;

(H)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(I)	references to the Purchaser shall be deemed to include its successors and assigns and references to the Supplier shall be deemed to include its successors and assigns; and

(J)	a reference to this “Agreement” or any other agreement or document shall be construed as a reference to it as amended, modified or novated from time to time.

2.2	Any table of contents or headings in this Agreement are inserted for convenience only and shall not be taken into consideration in the interpretation or construction of this Agreement.

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2.3	In the event of a conflict between the terms and conditions set out in the main body of this Agreement and any of the Schedules or attachments, the relevant Schedule or attachment shall prevail, in relation to that Schedule, unless expressly stated otherwise in this Agreement.

2.4	In the event of any inconsistency between the provisions of this Agreement and the Intellectual Property Transfer and Licensing Agreement, the terms of the Intellectual Property Transfer and Licensing Agreement shall prevail.

2.5	With respect to Environmental Conditions (as defined in the Environmental Agreement) existing as of Effective Date, in the event of a conflict between any provision of this Agreement and the Environmental Agreement, the provisions of the Environmental Agreement shall govern. Any obligation or liability of any Buyer (as defined in the Environmental Agreement) or Seller Indemnified Party (as defined in the Environmental Agreement) under this Agreement, shall be without prejudice to the rights, if any, of the relevant party to claim Environmental Damages (as defined under the Environmental Agreement) under the Environmental Agreement.

ARTICLE 3: OBJECT AND SCOPE

3.1	Subject to Article 8.9 and Article 18, the Supplier agrees to supply to the Purchaser and the Purchaser agrees to purchase from the Supplier the SUMF Items described herein under the terms and conditions set out in this Agreement. Except as otherwise provided in Schedule 2, the Purchaser shall purchase the amounts of each SUMF Item up to its Firm Capacity Reservation until termination of the supply of such SUMF Item in accordance with the provisions of this Agreement or the relevant Schedule.

3.2	A description and, where appropriate, the technical specifications, the price, delivery terms, specific exclusions and limitations, if any, on consumption and supply, and such other details as this Agreement may require or as the Parties may agree, of each SUMF Item are set out in Schedule 2.

3.3	Firm Capacity Reservation amounts for each SUMF Item as agreed by the Parties are set out in Schedule 2 where applicable.

3.4	If the Purchaser or the Supplier subsequently wishes to change the nature, quantity or type of any SUMF Item provided hereunder, the other Party shall take Reasonable Actions to accommodate such request but with no obligation to make such change.

3.5	Title to and risk of loss of a SUMF Item shall pass from the Supplier to the Purchaser at the Delivery Point(s) specified in Schedule 2.

3.6

The Supplier makes no representations or warranties express or implied with respect to any SUMF Items except as expressly set forth in this Agreement. No representation or warranty shall be implied under this Agreement or at law, including but not limited to, any warranty as to merchantability or any warranty as to fitness for a particular purpose

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in relation to any SUMF Item. The Supplier provides no warranty as to the performance of any computer system, digital device and any component thereof. The Purchaser acknowledges that except as expressly set forth herein, no representations or warranties are being made herein and releases and relieves the Supplier from and hereby waives any such other representations or warranties.

3.7	In the performance of their obligations under this Agreement the Parties shall act in good faith and in substantial compliance with all applicable laws.

ARTICLE 4: CATEGORIES OF SUMF

4.1	SUMF Items specified in Schedule 2 as “Short Term SUMF” shall be supplied to the Purchaser by the Supplier on an initial short term basis upon the terms and for the period stated therein, provided that such term shall be automatically extended unless either Party elects to terminate the supply of a particular Short Term SUMF. Article 10 provides specific termination provisions for Short Term SUMF Items.

4.2	The supply of SUMF Items specified in Schedule 2 as “Sole Supplier SUMF” may not be terminated by the Purchaser or the Supplier except by way of a termination of this Agreement as a whole.

4.3	SUMF Items specified in Schedule 2 as “Long Term SUMF” shall be supplied to the Purchaser by the Supplier on a long term basis. Article 10 provides specific termination provisions for Long Term SUMF Items.

4.4	Any SUMF Item that is not specified as being either a Short Term SUMF or a Sole Supplier SUMF shall be a Long Term SUMF.

ARTICLE 5: SUMF CHARGES

5.1	In consideration of the supply of the SUMF Items by the Supplier to the Purchaser, as provided herein, the Purchaser shall pay the Supplier the SUMF Charges specified in Schedule 2.

5.2	The Purchaser shall be responsible for any existing or future sales tax, use tax, value added tax, environmental tax or other governmental charge or tax (other than taxes measured by income) levied or imposed on the Supplier with respect to any SUMF Items consumed by the Purchaser. The Purchaser shall also bear any increase in the cost of providing a SUMF Item which results from a change in law.

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ARTICLE 6: SUMF CHARGES WITH REFERENCE TO COST

6.1	Where SUMF Charges are to be determined wholly or partly by reference to cost the following shall apply:

(A)	Except as otherwise provided in this Article 6 or in Schedule 2, the Purchaser shall pay:

(i)	its share of Variable Costs for each SUMF Item based on the Purchaser’s actual consumption of such SUMF Item;

(ii)	its share of Direct Site Costs for each SUMF Item based on the fraction equal to the Purchaser’s Firm Capacity Reservation of such SUMF Item compared to the total site capacity of such SUMF Item or any other allocation key specified in Schedule 6;

(iii)	its share of Overheads for each SUMF Item without duplication of Direct Site Costs based on the fraction equal to the Purchaser’s Firm Capacity Reservation of such SUMF Item compared to the total site capacity of such SUMF Item or any other allocation key specified in Schedule 6; and

(iv)	the infrastructure charge specified in Schedule 2.

(B)	For the avoidance of doubt, wherever and to the extent the Supplier enjoys a pension fund contribution holiday, the Purchaser will share in the benefit of such holiday only until the date when the Supplier resumes contributions to the pension fund at which point the pension fund contributions for the relevant employees shall be included in the Direct Site Costs.

(C)	Costs will be ascertained and charged pursuant to the Supplier’s cost accounting practices which the Supplier represents are used for, or are directly reconcilable with, its Financial Reporting Accounts. A summary of the Supplier’s current accounting practices for its Financial Reporting Accounts is attached hereto in Schedule 3. The Supplier may modify its cost accounting practices for its Financial Reporting Accounts from time to time in the normal course of business in conformity with generally accepted accounting principles.

(D)	The Purchaser shall not be responsible for any termination costs resulting from the Supplier’s fixed cost reduction efforts in response to a reduction or termination of demand by any User other than the Purchaser except to the extent that the Purchaser benefits from the reduction efforts, in which case the Purchaser shall bear its proportionate share of the costs up to but not in excess of the benefit derived.

Conversely, the Purchaser shall pay the reasonable costs, including personnel termination costs (including those actuarially determined) determined in accordance with Article 10.8, which result from the Supplier’s fixed cost reduction efforts in response to a permanent or long-term reduction by the Purchaser of a Sole Supplier SUMF Item or a Long Term SUMF Item.

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(E)	The Purchaser shall bear the costs of any redundancy programme in accordance with Articles 10.7 and 10.8 below required as a result of any productivity improvement to a particular SUMF Item in proportion to the reduction of the relevant SUMF Charges to the Purchaser before and after the productivity improvement as compared to the reduction of SUMF Charges to all other Users before and after the productivity improvement.

(F)	If under applicable tax or other laws, the Supplier must charge a mark-up or profit factor with respect to any SUMF Charge, or, alternatively, if a profit factor is imputed under applicable tax or other laws, the Parties shall, in good faith and with the view to minimising the financial impact of such mark-up or profit factor on the Purchaser, discuss and agree to such revision to the SUMF Charge as will ensure compliance with the relevant tax or other laws. Any failure by the Parties to reach agreement on the revision to be made shall constitute a Dispute.

(G)	Unless the Parties agree otherwise in Schedule 1, the Parties shall keep accurate books and records of their activities relevant to this Agreement, for at least two (2) years after the calendar year in question or such longer period as may be required by law.

(H)	To verify the correctness of all invoices issued and payments made hereunder for the current calendar year and for any of the two (2) preceding years and/or to verify the implementation of the Supplier’s curtailment procedures, and/or to verify the other Party’s meter readings a Party, upon at least sixty (60) days prior written notice and at reasonable times and intervals but not more than once in any calendar year, may require that, at the requesting Party’s cost, an independent public auditor, being a firm of international repute, performs an audit for such purposes. Any such audit shall be pursued diligently and completed no later than ninety (90) days after its commencement.

The Parties shall provide such auditors with the necessary data and explanations reasonably necessary for the calculation of the SUMF Charges and the basis therefor.

The requesting Party undertakes to procure that such auditors are bound by obligations of confidentiality at least as strict as those set out in Article 12.

Any report produced by such auditors shall be provided to both the Purchaser and the Supplier and shall state the results of the aforementioned verifications. If such report reveals that errors have been made and that a Party was overcharged or undercharged by an amount equal to or greater than USD20,000 or its equivalent in local currency, the report shall state the nature, amount and consequences of such error(s) together with such additional information as is reasonably necessary to explain the genesis of those errors and to enable the Parties to avoid recurrence thereof.

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Any refund of an overpayment or payment of an additional sum shall be made within 28 days following the provision by the auditors of their report and shall include interest at the Interest Rate for the time period commencing when the overpayment was made or the underpayment amount would otherwise have been due and ending on the date of any refund or additional payment in consequence of the audit.

In the event of an overcharge equal to or greater than USD20,000 or its equivalent in local currency the Supplier will reimburse the Purchaser, if the Purchaser is the requesting Party, for the audit costs. In the event of an undercharge equal to or greater than USD20,000 or its equivalent in local currency and such an undercharge being attributable to an error or errors relating to metering equipment owned by the Purchaser, the Purchaser shall reimburse the Supplier, if the Supplier is the requesting Party, for the audit costs.

Failure to make any requisite payment relating to an overcharge or undercharge within the 28 days period shall constitute a Dispute for resolution in accordance with Article 19.

(I)	At the Purchaser’s request the Supplier shall at the Purchaser’s cost furnish to the Purchaser a certificate by the Supplier’s statutory independent external auditors, unless agreed otherwise between the parties. This certificate shall certify that the same principles for allocation have been applied by the Supplier in respect of SUMF charges upon all Users and that the amounts charged are in accordance with this Agreement. Such certificate shall be conclusive as to the amounts certified.

If the certificate demonstrates that amounts charged have not been properly charged in accordance with this Agreement such that a substantial deviation has occurred, then the Supplier shall bear the cost of the issue of the certificate.

Any request for verification of payments made under this Agreement shall be made not later than 12 months from the end of the calendar year in which such payments fell due.

(J)	The Supplier shall inform the Purchaser on a timely basis before the Supplier makes any material change in an allocation key or allocates to Purchaser any SUMF Charge that includes a specific charge for corporate services included in an Overhead cost and shall include in such information such detail as is reasonably required to communicate the nature of the services provided and the cost being charged to the Purchaser for such service.

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ARTICLE 7: PAYMENT TERMS

7.1	The Purchaser shall pay the SUMF Charges in the currency specified in Schedule 1.

In no event shall either Party be entitled to set off or reduce any payments due and owed to the other Party under this Agreement by any amount which the first Party claims are owed to it by the other Party pursuant to any other agreement between the Parties.

7.2	Unless otherwise set out in the relevant Schedules, the provisions set out below apply:

(A)	The Supplier shall provide the Purchaser with an invoice for SUMF Charges by the 5th day of each month.

(B)	For the first two months of every twelve month billing cycle the amount invoiced shall be the amount budgeted for those months in the Annual Plan and Budget.

(C)	For the next ten months of such twelve month billing cycle the amount invoiced shall be the actual SUMF Charge for the month before the preceding month.

(D)	The final reconciliation for a twelve month billing cycle shall be made within 60 days of the end of such cycle. The aggregate budgeted SUMF Charges for the first two months of the cycle shall be reconciled against the aggregate actual SUMF Charges for the eleventh and twelfth months of the cycle and following such reconciliation the relevant Party shall make an adjusting payment against an appropriate invoice or credit note within thirty (30) days of the date of the relevant invoice or credit note, which credit note or invoice shall include interest computed at the Interest Rate for the applicable period.

(E)	The invoices shall be broken down in sufficient detail to indicate the SUMF Charges for each SUMF Item supplied during the period in question. The SUMF Charge for each SUMF Item shall in turn be broken down in sufficient detail as the Purchaser may reasonably request and as the Supplier can reasonably provide.

(F)	The Purchaser shall pay each invoice on or before the last day of the month of issue of the relevant invoice. From the due date, interest will accrue on the invoice amount at the Default Rate.

(G)	If the Purchaser disagrees with an amount invoiced for SUMF Charges, the Purchaser shall advise the Supplier in writing (“Invoice Dispute Notice”) of the amount disputed within sixty (60) days of the date of the invoice and the reason why the Purchaser considers the SUMF Charges not to be properly made. The Purchaser is not entitled to defer payment of the disputed invoice amount if the disagreement cannot be resolved before the normal due date. The Purchaser is required to pay timely the entire amount of each invoice. Payment of the entire amount of each invoice shall not constitute approval of any disputed amount for which the Purchaser shall have provided a timely Invoice Dispute Notice.

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(H)	The Parties shall meet to resolve any dispute with respect to an invoice as expeditiously as possible. The Supplier shall provide to the Purchaser within thirty (30) days after receipt of the Invoice Dispute Notice information in detail sufficient to permit the Purchaser to verify the accuracy of such invoice. The Purchaser shall either accept the Supplier’s response or give written notice to the Supplier that the Purchaser continues to question such invoice. Promptly after receipt of such notice, the Supplier and the Purchaser shall negotiate in good faith with respect to resolving such question. If the Supplier and the Purchaser cannot resolve such question in a mutually satisfactory manner within twenty (20) days after such notice shall have been given, the question shall promptly be submitted to a firm of independent public auditors, of international repute, as determined by mutual agreement between the Supplier and the Purchaser within another twenty (20) days or, in default of agreement, as chosen by lot from among four independent public auditors, two of which shall be selected by the Supplier and two of which shall be selected by the Purchaser. Such firm will review the applicable books and records of the Supplier and the Purchaser and make such other investigations it shall deem necessary to resolve such question. The costs of retaining such firm shall be borne by the Purchaser unless the firm determines that the Purchaser was overcharged by an amount equal to or greater than USD 20,000 or its equivalent in local currency, in which case the costs of retaining such firm shall be borne by the Supplier. The decision of the auditors shall be final and binding on the parties and not subject to challenge and resolution under Article 19.

(I)	Any refund of any invoice amount shall be promptly made following the final determination as aforesaid and shall include interest at the Interest Rate based on the actual number of days elapsed from the due date of payment of the original invoice to the date such refund is paid by the Supplier.

ARTICLE 8: ANNUAL FORECAST; ANNUAL PLAN AND BUDGET; AND CURTAILMENT

8.1	The Purchaser shall make, on or before 1st June in each calendar year, a non-binding forecast, by quarter, of its volume requirement for each SUMF Item for the forthcoming calendar year and an estimate of its volume requirement for each SUMF Item for the following four (4) calendar years.

8.2	Not later than 90 days before the commencement of each calendar year beginning after the Effective Date the Purchaser shall prepare and submit to the Supplier an Annual Production Programme setting out, month by month, its desired volume requirements for each SUMF Item for the following calendar year.

8.3	Not later than 60 days before the commencement of each calendar year beginning after the Effective Date the Supplier shall prepare and submit to the Purchaser for approval a draft Annual Plan and Budget for the following calendar year taking into full account the Annual Production Programme.

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8.4	Following receipt by the Purchaser of the draft Annual Plan and Budget, the Parties shall consult and shall each use all reasonable endeavours to reach agreement thereon. Upon the approval of both Parties, the draft Annual Plan and Budget becomes the Annual Plan and Budget.

8.5	If the draft Annual Plan and Budget is not approved prior to the commencement of the calendar year to which it relates the most recently approved Annual Plan and Budget shall be used until the new Annual Plan and Budget is approved.

8.6	Each Annual Plan and Budget shall be designed to ensure that the SUMF Items are provided in accordance with this Agreement.

8.7	For each SUMF Item, the Annual Plan and Budget for the calendar year 1999 or, as applicable, 2000, is set out in Schedule 2.

8.8	If there is any Dispute between the Parties on the final Annual Plan and Budget the matter shall be referred for resolution in accordance with Article 19.

8.9	In the event that any SUMF Items are not available at the planned volume rates for any reason whatsoever, the Supplier shall implement the then current curtailment procedures followed by the Supplier and as specified in Schedule 2 or 4. Unless otherwise provided in any Schedule hereto, such curtailment procedures will be based upon the following priorities, provided that the interests of the Purchaser are treated fairly: (i) safety; (ii) minimising adverse environmental impact; and (iii) sustaining the operations of the Site as a whole.

8.10	The Supplier shall have the right to impose curtailment selectively based upon the foregoing considerations regardless of the cause of the curtailment and without liability. However, nothing in this Article 8 shall permit the Supplier to curtail any SUMF Item based upon its business considerations.

8.11	If reasonably possible, the Supplier shall advise the Purchaser of any impending curtailment and the Parties shall cooperate to avoid or mitigate the effects of such curtailment in an economically efficient manner.

8.12	The Supplier shall provide the Purchaser with a quarterly report on variations from the Annual Plan and Budget no later than thirty (30) days from the end of the relevant quarter. In the event of a difference between the Annual Plan and Budget and actual annualized results exceeding the total Annual Plan and Budget by more than 3% for the SUMF Item in question or by more than a 3% change in any tariff with respect to the SUMF Item in question or the equivalent in local currency of USD50,000, whichever is the greater, the Supplier shall consult with the Purchaser and provide relevant explanations for such differences. The Parties will discuss which actions, if any, are to be taken with respect to such differences.

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ARTICLE 9: LIABILITY AND INDEMNITY

9.1	For purposes of this Article 9, the following terms shall be defined as set forth below:

“Employee” means any employee of the applicable Party.

“Third Party Claim” means any claim initiated by a person (other than either Party, their Affiliates or their employees) against an indemnified Party, any of their respective Affiliates or any of their respective Employees.

“Supplier Indemnitees” means the Supplier, its Affiliates, officers, directors, employees, agents, servants, and other representatives of each of them.

“Purchaser Indemnitees” means the Purchaser, its Affiliates, officers, directors, employees, agents, servants, and other representatives of each of them.

9.2	Except as provided in this Article 9 and as provided in Article 14 as to SUMF Assets, a Party shall only have liability under this Agreement to the other Party and/or its Affiliate(s) where such liability arises as a result of its Gross Negligence or Wilful Misconduct.

(A)	Each Party shall, except as provided in Articles 9.2(B), 9.3(A)(iii), 9.3(B)(iii) and as set forth in Article 9.3(C), be responsible for any Loss or Damage to its property.

(B)	If any Loss or Damage to a SUMF Asset shall occur by reason of the Gross Negligence or Wilful Misconduct of a Party, such Party shall be responsible for the cost of the restoration of such SUMF Asset.

(C)	Each Party shall, except as provided in Article 9.3, be responsible for any Loss or Damage it may cause to any of its employees.

9.3 (A)	Subject to the limitations set forth in this Article 9 and in Article 14, the Purchaser shall be responsible for and shall indemnify, defend and hold harmless the Supplier Indemnitees from and against the following:

(i)	any Loss or Damage of Supplier Indemnitees to any of the Purchaser’s Employees attributable to (a) the Purchaser’s negligence (excluding any Loss or Damage attributable to Supplier’s negligence), or (b) the Purchaser’s Gross Negligence or Wilful Misconduct, or (c) the Supplier’s negligence in an act or omission with respect to performance of its obligations under this Agreement (but not the Supplier’s Gross Negligence or Wilful Misconduct);

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(ii)	any Loss or Damage of Supplier Indemnitees to any of the Supplier’s Employees attributable to (a) the Purchaser’s negligence or (b) the Purchaser’s Gross Negligence or Wilful Misconduct;

(iii)	any Loss or Damage to any of the Supplier’s property (excluding any SUMF Asset) attributable to the Purchaser’s Gross Negligence or Wilful Misconduct;

(iv)	any Loss or Damage to any of the Purchaser’s property (excluding any SUMF Asset) attributable (a) to the Supplier’s negligence in an act or omission with respect to performance of its obligations under this Agreement (but not the Supplier’s Gross Negligence or Wilful Misconduct) or (b) to the Purchaser’s negligence, Gross Negligence or Wilful Misconduct;

(v)	any Loss or Damage of Supplier Indemnitees resulting from Third Party Claims attributable to (a) the Purchaser’s negligence or (b) the Purchaser’s Gross Negligence or Wilful Misconduct or (c) the Supplier’s negligence in an act or omission with respect to performance of its obligations under this Agreement (but not the Supplier’s Gross Negligence or Wilful Misconduct);

(vi)	any Loss or Damage of Supplier Indemnitees to any of Supplier’s Employees while conducting activities under this Agreement, attributable to the Supplier’s negligence in an act or omission with respect to performance of its obligations under this Agreement (but not the Supplier’s Gross Negligence or Wilful Misconduct); and

(vii)	any Loss or Damage of Supplier Indemnitees resulting from failure by the Supplier to comply with Legal Requirements (other than resulting from the Supplier’s Gross Negligence or Wilful Misconduct) in relation to performance of this Agreement limited to the amount chargeable under this Agreement to Purchaser as a SUMF Charge; provided nothing in this Article 9.3(A)(vi) shall provide for a duplication of recovery by Supplier.

(B)	Subject to the limitations set forth in this Article 9 and in Article 14, the Supplier shall be responsible for and shall indemnify, defend and hold harmless the Purchaser Indemnitees from and against the following:

(i)	any Loss or Damage of Purchaser Indemnitees to any of the Supplier’s Employees attributable to the Supplier’s Gross Negligence or Wilful Misconduct;

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(ii)	any Loss or Damage of Purchaser Indemnitees to any of the Purchaser’s Employees attributable to the Supplier’s Gross Negligence or Wilful Misconduct;

(iii)	any Loss or Damage to any of the Purchaser’s property (excluding any SUMF Asset) attributable to the Supplier’s Gross Negligence or Wilful Misconduct;

(iv)	any Loss or Damage to any of the Supplier’s property (excluding any SUMF Asset) attributable to the Supplier’s Gross Negligence or Wilful Misconduct; and

(v)	Any Loss or Damage of Purchaser Indemnitees resulting from Third Party Claims attributable to the Supplier’s Gross Negligence or Wilful Misconduct;

(C)	If Supplier shall suffer Loss or Damage to SUMF Assets as a result of the negligence (but not Gross Negligence or Wilful Misconduct) of Purchaser or Supplier, Supplier shall be responsible to restore such SUMF Asset and Purchaser shall reimburse Supplier for an amount equal to the cost to restore such SUMF Asset, multiplied by the Purchaser’s Firm Capacity Reservation for such SUMF Asset.

(D)	Subject to provision in Article 9.3(A)(iv)(a), each party waives and releases the other Party from and against any and all Loss or Damage to such Party’s assets, excluding any SUMF Asset, resulting from the negligence (but not Gross Negligence) of the other Party.

9.4	A Party shall promptly notify the other Party of any claim made against it arising out of matters covered in this Article 9. Once the indemnifying Party accepts its indemnity obligation, it may, at its own cost, conduct negotiations for the settlement of any claim made against the indemnified Party, and any litigation that may arise therefrom in such reasonable manner as the other Party shall from time to time approve, such approval not to be unreasonably withheld or delayed. The indemnified Party shall not make any admission which is prejudicial to the indemnifying Party unless the indemnifying Party has failed to accept its indemnity obligations within 20 days after having been requested to do so.

9.5	Notwithstanding anything to the contrary contained in this Agreement, under no circumstance shall a Party or any of its Affiliates be held liable to the other Party or any of the other Party’s Affiliates for any loss of profit, loss of use, loss of production, loss of contracts or for any other indirect or consequential damage that may be suffered by the other, or for any special, exemplary or punitive damages.

9.6	Any SUMF Items procured from a Third Party as indicated in the relevant Schedules will be provided by the Supplier to the Purchaser under the same terms and conditions

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applicable between the Supplier and the Third Party and, to the extent so supplied by the Third Party to the Purchaser (including rights of indemnity from such Third Party to the Purchaser), the Supplier shall have no liability with respect to the supply or performance of such SUMF Items.

9.7	Notwithstanding any other provision, each Party shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the other Party and its Affiliates from and against (a) any and all Environmental Loss or Damage, (b) other Loss or Damage to an Environmental Protection System, (after giving effect to any recoveries from Third Parties) in any way resulting from or attributable to a product, material, feedstock or off-take owned by the Party or its Affiliates (except to the extent arising from the Gross Negligence or Willful Misconduct of a Party, which Party shall have the liability to the extent of such Gross Negligence or Willful Misconduct); provided however, that neither Party shall be required to indemnify the other Party for any Environmental Damage (as defined in the Environmental Agreement) for which it is otherwise entitled to indemnification under the Environmental Agreement. For the avoidance of doubt, with respect to Environmental Conditions (as defined in the Environmental Agreement) existing as of Effective Date, in the event of a conflict between any provision of this Agreement and the Environmental Agreement, the provisions of the Environmental Agreement shall govern. Any obligation or liability of any SER Indemnified Party (as defined in the Environmental Agreement) or Seller Indemnified Party (as defined in the Environmental Agreement) under this Agreement, shall be without prejudice to the rights, if any, of the relevant party to claim Environmental Damages (as defined under the Environmental Agreement) under the Environmental Agreement.

9.8	Any liability of one Party to the other Party under this Article 9 shall expire two years after the date on which the Party discovered or should have discovered the act or omission giving rise to such Party’s liability. No claim, demand, action or proceeding shall be brought or initiated by the claiming Party against the other Party after such two year period.

9.9	The foregoing indemnities set forth in this Article 9 are intended to be enforceable against the Parties in accordance with the express terms and scope thereof.

9.10	The provisions of this Article 9 are for the benefit of the Purchaser Indemnitees and the Supplier Indemnitees and no other party shall be entitled to any benefit of the provisions of this Article 9.

ARTICLE 10: TERM AND TERMINATION; REDUCTION OF CAPACITY RESERVATION

10.1	This Agreement shall be of full force and effect on and from the Effective Date and shall continue for an initial term of twenty (20) years from the Effective Date and shall be automatically renewed thereafter for extension terms of five (5) years each, unless terminated earlier as provided for in this Agreement.

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10.2	The Purchaser may terminate this Agreement in its entirety in any of the following circumstances:

(A)	if a Bankruptcy Event occurs and is continuing in relation to the Supplier and the Supplier does not provide adequate assurances to the Purchaser within thirty (30) days of the occurrence of the Bankruptcy Event that the Supplier will continue to provide all SUMF Items to the Purchaser on the terms and conditions of this Agreement;

(B)	with eighteen (18) months’ prior written notice, following the decision by the Purchaser to discontinue its operations at the Site on which SUMF is rendered; and

(C)	with three (3) years’ prior written notice, effective at the end of the initial twenty (20) year term or at the end of any five (5) year extension term, as the case may be.

10.3	Unless otherwise provided in a Schedule to this Agreement, the Purchaser may terminate this Agreement as to the supply of an individual SUMF Item in any of the following circumstances, provided always that no supply of Sole Supplier SUMF may be terminated by the Purchaser without terminating this Agreement as a whole:

(A)	if a Bankruptcy Event occurs and is continuing in relation to the Supplier and the Supplier does not provide adequate assurances to the Purchaser within thirty (30) days of the occurrence of the Bankruptcy Event that the Supplier will continue to provide the particular SUMF Item to the Purchaser on the terms and conditions of this Agreement;

(B)	if, for reasons other than Force Majeure, a continuing material non-conforming performance occurs as to the Supplier’s provision of a SUMF Item for more than thirty (30) days and the Purchaser has given the Supplier written notice of such non-conforming performance and within thirty (30) days thereafter such unsatisfactory performance has not been corrected or the Supplier has not developed and implemented a plan of corrective action reasonably satisfactory to the Purchaser to prevent the reoccurrence of such non-conforming performance;

(C)	with ninety (90) days’ prior written notice, or such other notice period as is provided in a Schedule, for any Short Term SUMF Item; and

(D)	with three (3) years’ prior written notice, or such other notice period as is provided in a Schedule, for any Long Term SUMF Item.

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10.4	The Supplier may terminate this Agreement in its entirety in any of the following circumstances:

(A)	if a Bankruptcy Event occurs and is continuing in relation to the Purchaser and the Purchaser does not provide the Supplier with adequate assurance (such as an advance payment or letter of credit or such other security as is acceptable to Supplier) of continued payment of the SUMF Charges for all SUMF Items within thirty (30) days of the occurrence of the Bankruptcy Event;

(B)	if the Purchaser fails to pay without proper justification any SUMF Charge within three (3) months of the date when such payment fell due, unless such SUMF Charge is being disputed by Purchaser in good faith, and such failure continues for an initial period of at least thirty (30) days after written notice from the Supplier;

(C)	with at least eighteen (18) months’ prior written notice or, if that is impossible, with as much notice as is possible under the circumstances and in any event promptly after the Supplier has made such decision, if the Supplier decides to cease operations of all or substantially all of its SUMF Assets at the Site and does so cease such operations; and

(D)	with three (3) years’ prior written notice, effective at the end of the initial twenty (20) year term of this Agreement or at the end of any five (5) year extension term, as the case may be.

10.5	Unless otherwise provided in a Schedule to this Agreement, the Supplier may terminate this Agreement as to the supply of an individual SUMF Item in any of the following circumstances, provided that no supply of Sole Supplier SUMF may be terminated by the Supplier without terminating this Agreement as a whole:

(A)	if a Bankruptcy Event occurs and is continuing in relation to the Purchaser and the Purchaser does not provide the Supplier with adequate assurance (such as an advance payment or letter of credit or such other security as is acceptable to Supplier) of continued payment of the SUMF Charges for all SUMF Items within thirty (30) days of the occurrence of the Bankruptcy Event;

(B)	if the Purchaser without proper justification fails to pay any SUMF Charge for such individual SUMF Item within three (3) months of the date when such payment fell due, unless such SUMF Charge is being disputed by Purchaser in good faith, and such failure continues for an initial period of at least thirty (30) days after written notice from the Supplier;

(C)	with at least twelve (12) months’ prior written notice or, if that is impossible, with as much notice as is possible under the circumstances and in any event promptly after the Supplier has made such decision, if the Supplier decides to cease the supply to the entire Site of such SUMF Item SUMF and does so cease such supply and such SUMF Item is not a Sole Supplier SUMF Item;

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(D)	with ninety (90) days’ prior written notice, or such other notice period as is provided in a Schedule, for any Short Term SUMF Item; and

(E)	with three (3) years’ prior written notice effective at the end of the initial period of twenty (20) years or at the end of any extension period of five (5) years, as the case may be, for any Long Term SUMF Item.

10.6	Upon the termination of a Short Term SUMF Item by Purchaser, the Supplier shall physically disconnect from that SUMF Item’s delivery system and shall pay all costs associated with the physical disconnection. Upon the termination of a Short Term SUMF Item by the Supplier pursuant to Article 10.4(A) or 10.5(A) due to a Bankruptcy Event of Purchaser or pursuant to Article 10.4(B) or 10.5(B) due to a payment default by Purchaser under this Agreement, the Supplier shall physically disconnect from that SUMF Item’s delivery system and Purchaser shall pay all costs associated with the physical disconnection. Upon the termination of a Long Term SUMF Item, the Purchaser shall physically disconnect from that SUMF Item’s delivery system in the time and manner instructed by the Supplier. The Purchaser shall pay the costs associated with the physical disconnection, if a Long Term SUMF Item was terminated (i) by Purchaser pursuant to Article 10.2(B) or 10.3(D) or (ii) by Supplier pursuant to Article 10.4(A), 10.4(B), 10.5(A) or 10.5(B). Each Party agrees to cooperate with the other Party in order to facilitate disconnection and minimize disconnection costs. The Supplier shall pay the costs associated with the physical disconnection of the Long Term SUMF Item that are not required to be paid by the Purchaser as provided in the preceding sentence. Notwithstanding the other provisions of this Article 10.6, the costs associated with the physical disconnection of all SUMF Items at the termination of this Agreement under Article 10.2 (C), 10.4 (D) or 10.5(E) shall be paid one half by the Purchaser and one half by the Supplier.

10.7	In the event of termination of this Agreement pursuant to Articles 10.2(A), 10.2(B), 10.3, 10.4(A), 10.4(B), 10.4(C) and 10.5, the Supplier may terminate the employment of any member of its or any of its Affiliates’ staff substantially involved in the provision of SUMF Items to the Purchaser under this Agreement. In the event of termination of this Agreement as to the supply of an individual SUMF Item pursuant to Article 10.5, the Supplier may terminate the employment of any member of its or any of its Affiliates’ staff substantially involved in the provision of the relevant SUMF Item. In the case of the termination by the Supplier of employment of any member of its staff as a result of termination of this Agreement under Article 10.2(B), 10.4(A), 10.4(B), 10.5(A) and 10.5(B), the Purchaser will indemnify the Supplier for any redundancy costs in accordance with Article 10.8; provided that such indemnity shall be on a pro rata basis in the proportion of the Purchaser’s share of allocated manpower for its operation to the extent that any employee is not substantially involved in the provision of that individual SUMF Item. Notwithstanding the foregoing provisions of this Article 10.7 that set out the indemnity of Purchaser for certain redundancy costs of Supplier, at the termination of this Agreement under Article 10.2(C), 10.4(D), or 10.5(E) any redundancy costs of Supplier as determined in accordance with Article 10.8, shall be paid one half by the Purchaser and one half by the Supplier.

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10.8	In the event of termination of the Agreement whether in its entirety or as to the supply of an individual item of SUMF pursuant to any of Articles 10.2(B), 10.2(C), 10.3(D), 10.3(E), or 10.4(A), 10.4(B), 10.4(D), 10.5(A), 10.5(B), and 10.5(E) with respect to any member of staff terminated in accordance with Article 10.7 who (i) in the case of the termination of this Agreement in its entirety, was substantially involved in the provision to the Purchaser of a Long Term SUMF Item or Sole Supplier SUMF or (ii) in the case of the termination of this Agreement as to the supply of an individual Long Term SUMF Item or of a reduction in the Firm Capacity Reservation as to a Long Term SUMF Item, was substantially involved in the provision to the Purchaser of such SUMF Item, the Purchaser will indemnify the Supplier in full against all and any liabilities, losses, costs, damages, expenses, demands and claims relating to

(a)	compensation and remuneration (including benefit entitlements and social charges whether contractual or statutory) arising from or in connection with (i) the period of employment from the date of termination of the SUMF Item to the date of such decision to terminate the Employee and (ii) the relevant notice period applicable to the relevant employee in accordance with the Supplier’s applicable policy and

(b)	the termination of his employment provided (i) the Supplier shall make any decision regarding the termination of employment and notify the Purchaser accordingly within 180 days of notification of the termination of the Agreement or the termination of the supply of an individual Item of SUMF; and (ii) the Supplier has used reasonable endeavours, but has failed, to find suitable alternative employment on the Site for the employee prior to notifying the employee of his dismissal in accordance with Dutch law and with his contract of employment; (iii) an employee who is transferred by the Supplier to an Affiliate as a result of any such termination shall not be considered a terminated employee for purposes of this Agreement unless such transfer results in severance costs in which case the Purchaser shall indemnify the Supplier for such severance costs in accordance with this Article 10.8; and (iv) and notwithstanding the provisions of Article 10.8(a) the severance cost arising out of the termination of such employee’s employment shall be computed by reference to the total length of service of such employee with the Supplier or any of its Affiliates prior to the date of such decision to terminate the employee’s employment and not by reference to the period specified in Article 10.8(a).

Notwithstanding the foregoing provisions of this Article 10.8 that set out payment of certain costs by Purchaser, at the termination of this Agreement under Article 10.2(C), 10.4(D) or 10.5(E) any redundancy costs of Supplier as determined in accordance with Article 10.8, shall be paid one half by the Purchaser and one half by the Supplier.

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10.9	Each Party shall exercise its Reasonable Actions to minimise any adverse effect to the other Party resulting from the termination of the rendering, in whole or in part, of any SUMF Items under this Agreement. Each Party agrees to cooperate with the other Party in order to facilitate any disconnection and minimise disconnection costs and termination costs. In the event the Supplier purports to cease to provide any Long Term or Sole Supplier SUMF Item during the ten-year period following the Effective Date as a result of its cessation of operations of all or substantially all of its SUMF Assets at the Site or its cessation of supply to the entire Site of such SUMF Item, the Supplier shall continue to provide the Purchaser with such SUMF Item for the balance of the ten-year period on a basis which is the economic equivalent of the Supplier’s supply to the Purchaser of such SUMF Item prior to the Supplier’s cessation of operations or supply. The manner in which the Supplier continues to provide such SUMF Item on an economically equivalent basis shall be within the Supplier’s sole discretion and may include the transfer by the Supplier of SUMF Assets, the assignment of all or part of this Agreement to Third Parties, the investment in alternative assets and the procurement of comparable items from Third Parties. In the event such termination occurs following the tenth anniversary of the Effective Date, the provisions of Article 10.10 shall apply to Supplier’s provision of SUMF Items.

10.10	Upon termination of this Agreement, the Parties, acting reasonably and in good faith, shall negotiate for the continued provision of any essential SUMF Items on commercially competitive terms and conditions, including price, which shall in any event be sufficient to provide the Supplier with full recovery of its cash costs plus a return on capital and capital reimbursement consistent with the other SUMF infrastructure charges contained in this Agreement. In addition, if such termination occurs any time after the tenth anniversary of the Effective Date,

(a)	the Supplier shall consider, without obligation, the same remedies which it may consider upon termination of the provision of SUMF Items during the ten-year period commencing with the Effective Date pursuant to Article 10.8; and

(b)	the Purchaser shall have the right to continue to receive from the Supplier any essential Long Term or Sole Supplier SUMF Items for which the Purchaser cannot obtain a reasonable alternative source elsewhere.

10.11	Subject to Articles 10.9 and 10.10 any termination of this Agreement, in whole or in part, including the termination of the supply of an individual SUMF Item shall be final and neither Party shall have the right to resumption of the terminated supply of such SUMF Item under this Agreement or another Agreement.

10.12	Termination of this Agreement under this Article 10 shall not affect the provisions of Articles 6 (as to audit rights), 9, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 11, 12, 14, 19, 23, 25, 26, 27 and 28 which shall continue in full force and effect.

10.13	Within 60 days after termination of this Agreement, the Supplier shall provide a final reconciliation of SUMF Charges. Any overcharges or undercharges shall be paid by the

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Party owing the same within twenty (20) days following the final reconciliation (after any required adjustments have been made). The final recalculation shall be broken down in such detail as the Purchaser may reasonably request and as the Supplier can reasonably provide. From the due date of the reconciliation payment, interest will accrue at the Default Rate. The Parties shall meet to resolve any dispute relating to the final reconciliation as expeditiously as possible in accordance with Article 19.

10.14	Termination of this Agreement and termination of the supply of any individual SUMF Item shall be without prejudice to the accrued rights and liabilities of the Parties at the time of such termination and all provisions of this Agreement necessary for the full enjoyment thereof shall survive termination for the period so necessary.

ARTICLE 11: INTELLECTUAL PROPERTY RIGHTS

11.1	Neither this Agreement nor the performance by any of the Parties of its duties hereunder shall operate to convey, license or otherwise transfer from one Party to another any patent, know-how, trade secrets or other intellectual property rights.

11.2	The copyright and any other industrial property rights and property in any Confidential Record or other material supplied under this Agreement shall, in the absence of any express provision to the contrary thereon, remain with the disclosing Party.

ARTICLE 12: CONFIDENTIALITY

12.1	Subject to Article 12.2, each Party shall treat as strictly confidential (and shall not disclose) all information received or obtained as a result of entering into or performing this Agreement which relates to:

(A)	the provisions of this Agreement;

(B)	the negotiations relating to this Agreement;

(C)	the performance of this Agreement;

(D)	the other Party or any aspect of its business or operations; or

(E)	the subject matter of this Agreement.

12.2	Either Party may disclose information which would otherwise be confidential if and to the extent:

(A)	required by the law of any jurisdiction to which the disclosure is subject;

(B)

required by any securities exchange or agency to which either Party is subject, wherever situated, whether or not the requirement has the force of law; provided that the disclosing Party requests in accordance with applicable rules confidential treatment of such information by any such securities exchange or agency to whom such information is required to be disclosed;

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(C)	disclosed on a strictly confidential basis to the professional advisers or auditors of the Party or to any actual or potential bankers or financiers of that Party;

(D)	disclosed on a strictly confidential basis to an Affiliate or Affiliates;

(E)	disclosed on a strictly confidential basis to bona fide potential or actual purchasers of a proprietary interest in or potential or actual operators of either the Plant or the Site;

(F)	disclosed to the corporate shareholders or other equity owners of the Parties;

(G)	that the information is lawfully known to the Party (without binder of secrecy) at the time of disclosure; or

(H)	that the information has come into the public domain through no fault of that Party;

(I)	that the other Party has given prior written approval to such disclosure; or

(J)	disclosed to the extent necessary to seek enforcement of, or to defend, the contractual rights or obligations of a Party under this Agreement, any Transaction Documents or other related agreements, or to satisfy an obligation or duty under this Agreement.

12.3	If the Purchaser should wish to disclose confidential information to a potential Third Party operator of the Plant, it shall first obtain the permission of the Supplier as to the information that can be disclosed. The Supplier shall act on a Commercially Reasonable basis when considering a request from the Purchaser pursuant to this provision.

12.4	The restrictions contained in Article 12.1 shall continue to apply for ten (10) years.

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ARTICLE 13: ADDITIONAL SUMF AND CAPITAL IMPROVEMENTS TO SUMF ASSETS

13.1	The Purchaser may submit from time to time to Supplier written requests for Supplier to undertake capital improvement projects relating to the supply of SUMF Items. Any such request shall specify in reasonable detail the capital improvements to be made, any permits that may be required, the estimated cost of such capital improvements, any proposed changes to this Agreement or to any Schedule, and any other relevant information relating to such capital improvement project. Supplier agrees that it will consider in good faith any such request, but Supplier shall have no obligation to agree to undertake any such capital improvement project and may reject any request by Purchaser. Supplier shall provide Purchaser a written explanation for a rejection. If Supplier agrees to undertake any such capital improvement project, Purchaser shall be responsible for all costs associated with such project, without duplication of other amounts paid or payable by Purchaser under this Agreement including (a) the cost of completing the capital improvements, (b) Supplier’s costs and expenses incurred in connection with such project, and (c) any increased costs of operation suffered by Supplier as a result of such project.

Notwithstanding the foregoing, the Purchaser has the right, provided there is no unreasonable disruption to any other of the Supplier’s operations, to obtain from other sources, including in-house production by the Purchaser, such new or additional requirements of the relevant SUMF Item as the requested project was to cover.

Any reasonable costs incurred by the Supplier in evaluating a requested capital improvement project shall be reimbursed to the Supplier by the Purchaser; provided that when incurring such costs the Supplier has acted on a Commercially Reasonable basis.

13.2	If a capital improvement to a SUMF Asset is required by applicable law or HSE regulations solely because of the Purchaser’s process, products or by-products, the costs directly related to such capital improvement shall be borne by the Purchaser.

ARTICLE 14: DAMAGE TO SUMF ASSETS

14.1	If SUMF Assets are damaged or destroyed, the owner of the SUMF Asset shall timely restore such asset as soon as is practical following the damage or destruction.

14.2	If the owner does not timely fulfill its obligation to restore the SUMF Asset, the other Party may at its discretion take such other reasonable measures as are necessary or useful to find an alternative source for any relevant SUMF Item or its equivalent for the benefit of all Users on a temporary basis until such restoration is complete.

14.3	The Party causing damage to a SUMF Asset as a result of its Gross Negligence or Wilful Misconduct shall assume liability for any incremental costs of such alternative SUMF Items so that the Users of such SUMF Items other than such Party or its Affiliates pay the same amount for such SUMF Items during such temporary period as such Users paid prior to the damage or destruction of the relevant SUMF Assets.

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ARTICLE 15: METERING OF SUPPLY, CONSUMPTION AND DELIVERY

15.1	The quantities of certain SUMF Items supplied hereunder shall be measured by a Meter. The Meter shall be installed, owned and operated at the expense of the Party indicated in Schedule 2 as the Meter owner. The Meter owner shall read the Meter on a regular basis as described in Schedule 2 and shall promptly advise the other Party in writing of the reading. Such readings shall form the basis for preparing the Supplier’s invoices pursuant to Articles 5, 6 and 7.

15.2	The Parties acknowledge that the Meters are not normal custody transfer meters. The Meter owner shall, at its expense, perform normal maintenance procedures to maintain the accuracy of its Meters. Each Meter shall be tested for accuracy and calibrated regularly per industry standards as specified in Schedule 2 by the Meter owner at its expense. The Meter owner shall give the other Party a written schedule of calibration test times, and the other Party shall have the right to have its representative present to observe each calibration test. If the other Party desires to conduct more frequent calibration tests, such Party may request that more frequent tests be conducted, in which case the Meter owner will perform or cause to be performed such tests at the other Parry’s expense.

15.3	Following any calibration test made pursuant to this Article 15, the Meter owner at its expense shall restore an inaccurate component to a condition of accuracy or replace such component as soon as reasonably practical. If the level of inaccuracy exceeds that specified in Schedule 2, the readings affected by said component shall be corrected by the amount of the inaccuracy for the period which is definitely known to be affected by such inaccuracy. If the period is not definitely known and is not mutually agreed upon, the correction shall be made for a period one-half of the time elapsed between the last prior calibration test and the date the inaccuracy is corrected. Adjustments to a previously issued incorrect invoice shall be made promptly by the Supplier.

15.4	The Parties acknowledge that special metering problems may arise which can be resolved by procedures other than those described in this Article 15. The Parties may, by mutual consent, establish special procedures for a specific problem or accept delivery quantities in a manner not described herein. Mutual consent for acceptance of one special procedure or delivery quantity will not set aside the provisions of this Article 15, nor imply acceptance by either Party of any special provision at a future time.

15.5

Should the Supplier or the Purchaser fail to obtain suitable measurement results from the Meter, the quantities of SUMF provided during the period in question shall be calculated by the other Party in the event that the other Party has installed its own check meter and it has been calibrated according to this Article 15 within ninety (90) days of the period in question. In the event that neither Party has obtained suitable measurement results, the amount of the relevant SUMF Item supplied in the period in question shall be estimated, using the average of delivered quantities for a period of time agreed upon by both Parties,

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or by any other means mutually agreed upon by both Parties. If a Party installs a check meter, the other Party shall have the right to have its representative at any calibration test of the check meter. A Party installing a check meter shall perform all maintenance and calibration tests of the check meter at its own expense, and shall furnish the other Party with all readings obtained from the check meter.

15.6	The Parties shall complete promptly the identification of all receipt and Delivery Points for the various SUMF Items described in Schedule 2 and all drawings related thereto.

15.7	If there is no Meter at a Delivery Point the allocation method set out in Schedule 6 shall be used. The Joint Operating Committee shall have the authority to update and/or correct any allocation method, with any updating and/or corrections being adjusted prospectively. Either Party may, at its own expense, install a Meter in lieu of allocation.

15.8	Methods for allocating line losses and differences resulting from measurement discrepancies shall be set out in Schedule 2.

ARTICLE 16: JOINT OPERATING COMMITTEE

16.1	The Supplier and the Purchaser shall jointly establish the Joint Operating Committee to review the operation of this Agreement and the supply of SUMF hereunder in an effort to ensure the smooth and efficient operation of this Agreement. The structure and role of the Joint Operating Committee is set out in Schedule 5.

16.2	Every two (2) years, or as often as either Party may reasonably require, the Joint Operating Committee will review the overall effectiveness of this Agreement and will discuss possible opportunities for improvement.

ARTICLE 17: MISCELLANEOUS

17.1	Both Parties shall perform their respective duties under this Agreement (i) following standards applied by the industry in similar operations and in keeping with good industry practice and in compliance with applicable law and (ii) in a manner each Party reasonably believes to be fair to the other Party.

17.2	The services under this Agreement shall be provided in accordance with Shell’s HSE and Technical Standards.

17.3	The Parties will keep each other timely informed about planned turnarounds, shutdowns, major technical projects, capital expenditures and any other major events which in each case are relevant to the supply or cost of any SUMF Item and/or the operation of the Purchaser’s Property. The Supplier shall take such Reasonable Actions within its control so as to minimise the impact to the Purchaser of any planned turnaround, shutdown, major technical project, capital expenditure and any other major event which may adversely impact the supply of any SUMF Item, without prejudice to health, safety and environmental standards. The Parties shall keep each other timely informed of any adjustments or changes to these plans.

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17.4	Purchaser explicitly waives any rights to claim pursuant to this Agreement against Shell Nederland B.V. on the basis of the filing by Shell Nederland B.V. of a “verklaring van aansprakelijkheid” under Article 2:403 of the Dutch Civil Code.

ARTICLE 18: FORCE MAJEURE

18.1	A Party will not be in breach of this Agreement (except for breach of an obligation to pay money due and payable under this Agreement) to the extent:

(A)	performance by the Party is delayed or prevented by Force Majeure;

(B)	the Party claiming relief under this Article promptly notifies the other Party of the circumstances giving rise to Force Majeure and their anticipated duration; and

(C)	the Party so claiming relief undertakes to take Reasonable Actions to remedy and overcome the cause of such Force Majeure as promptly as possible.

18.2	Upon remedying or overcoming the circumstances giving rise to Force Majeure, the Party claiming relief under this Article shall promptly notify the other Party of the termination of such Force Majeure condition.

18.3	If the Force Majeure in question prevails for a continuous period in excess of thirty (30) days after the date on which the Force Majeure begins, the Parties shall consult together with a view to determining mutually acceptable measures to overcome the difficulties arising therefrom.

18.4	“Force Majeure” means, in relation to either Party, an event, condition or circumstance beyond the reasonable control of that Party and without the fault or negligence of the Party claiming Force Majeure which causes a delay or disruption in the performance by such Party of any of its obligations under this Agreement including, without limitation:

(A)	fire, explosion or other disruption, mechanical breakdown, electrical shortage or blackout, decline or shortages of supply, and circumstances arising out of information technology not being millennium compliant; and

(B)	lock-outs, strikes and other industrial disputes.

For the avoidance of doubt, the settlement of a labour strike, lockout or any other kind of labour dispute is not within the reasonable control of the Party affected and the requirements of this Article shall not oblige that Party to settle a strike, lockout or other labour dispute on terms contrary to its wishes.

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ARTICLE 19: DISPUTE RESOLUTION

19.1	Any Dispute arising out of or in connection with this Agreement, excluding invoice Disputes subject to Article 7.2(H), shall be exclusively processed in accordance with this Article.

19.2	In the event of a Dispute, the Parties shall, within ten (10) days of a written request by either Party to the other Party, meet in good faith to resolve such dispute or differences.

19.3	Any Dispute which cannot be resolved by the Parties shall be submitted to the Joint Operating Committee which shall endeavour to amicably resolve the Dispute. The Parties shall provide the Joint Operating Committee with such information as it reasonably requires to enable it to determine the issues relevant to the Dispute.

19.4	Any Dispute which cannot be resolved by the Joint Operating Committee shall be submitted to the Steering Committee which shall endeavour to amicably resolve the Dispute. The Parties shall provide the Steering Committee with such information as it reasonably requires to enable it to determine the issues relevant to the Dispute.

19.5	Any Dispute which cannot be resolved by the Steering Committee shall be submitted to mediation before a mediator selected by the Steering Committee. The Parties shall bear their own costs for mediation and the costs of the mediator shall be borne equally. If the Parties are unable to select a mediator within fifteen (15) days or if the Dispute is not resolved as a result of the mediation within sixty (60) days (or such other period as may be agreed by the Parties), either Party may submit the matter to arbitration for final, binding and exclusive settlement by three arbitrators in accordance with the UNCITRAL Arbitration Rules, with the President of the ICC Court of International Arbitration to act as the appointing authority, or any other arbitration provided for in Schedule 1, such arbitration to be held in the country where the Site is located at the place specified in Schedule 1. Any arbitration decision pursuant to this Article 19 shall be final and binding upon the parties and judgment thereon may be entered in any court of competent jurisdiction. Costs incurred by the Parties in carrying on any arbitration proceeding hereunder (including reasonable attorneys’ fees and arbitration fees) shall be determined by the arbitrator by reference to fault.

19.6	Pending resolution of any Dispute, the Supplier shall consult with the Purchaser with regard to any change to the specification of any SUMF Item with which the Dispute is connected.

19.7	Resolution of any Dispute between the Parties involving payment of money by one Party to the other shall include payment of interest at the Interest Rate.

19.8	Each Party shall, in addition to all rights provided herein or provided by law, be entitled to the remedies of specific performance and injunction to enforce its rights hereunder.

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ARTICLE 20: FURTHER ASSURANCE

20.1	Each Party shall at its own cost, from time to time on request, do or procure the doing of all acts and execute or procure the execution of all documents in a form satisfactory to the other Party which the other Party may reasonably consider necessary for:

(A)	giving full effect to this Agreement; and

(B)	securing to the other Party the full benefit of the rights, powers and remedies conferred upon the other Party in this Agreement.

ARTICLE 21: COSTS AND EXPENSES

21.1	Save as otherwise stated in this Agreement, each Party shall pay its own costs and expenses in relation to the negotiation, execution and carrying into effect of this Agreement.

ARTICLE 22: ASSIGNMENT AND DELEGATION

22.1	Either Party shall be entitled to assign this Agreement to any Affiliate that acquires all or substantially all of its Property; provided that the assignee Affiliate and the assigning Party shall be jointly and severally liable for the fulfillment of all obligations thereby assigned. Either Party shall be entitled to assign this Agreement to any Third Party; provided that the assignee is financially, technically and otherwise reputable and agrees in writing to the other Party’s reasonable satisfaction to perform the duties and obligations under this Agreement. The Party attempting such an assignment to a Third Party shall provide the other Party with prompt advance written notice of such assignment to allow the other Party sufficient time in which to evaluate the potential assignee Third Party in the manner described in this Article 22.1.

22.2	Any assignment of this Agreement shall not relieve either Party of any obligation or liability incurred hereunder and remaining wholly or partially outstanding immediately prior to the time at which the assignment is to take effect.

22.3	The Supplier may at its discretion procure from its Affiliates or any Third Party certain information, advice, services and SUMF Items which it is obliged to render or perform under this Agreement, or may delegate to any Affiliate or Third Party the performance of its rights and obligations under this Agreement, in order to assist the Supplier in the efficient execution of this Agreement provided that the person or company to whom delegation is made shall be capable of rendering the services.

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ARTICLE 23: SEVERABILITY

23.1	If any of the provisions of this Agreement is or becomes illegal, void or unenforceable under the law of any jurisdiction, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall remain and continue in full force and effect. In such event, this Agreement shall be modified to provide the same benefits and burdens (including economic) that would have been provided had this provision been deleted. In the event that the Parties cannot agree on modifications, the Dispute shall be resolved pursuant to Article 19.

23.2	The invalidity of one or more provisions of this Agreement shall not affect:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

ARTICLE 24: NO AGENCY OR PARTNERSHIP

24.1	Nothing contained in this Agreement and no actions taken by the Parties under this Agreement shall constitute a partnership, joint venture, association or other co-operative entity between the Parties or to authorise either Party to represent the other or to contract on behalf of the other Party. The Supplier is acting solely as an independent contractor and is not an agent of the Purchaser. The Supplier’s provision of services and performance of its duties hereunder shall be under the sole supervision, control and direction of the Supplier and not the Purchaser.

ARTICLE 25: REMEDIES AND WAIVER

25.1	The delay or failure of either Party at any time in exercising any right, power or remedy provided by law or under this agreement shall in no way:

(A)	affect that right, power or remedy; or

(B)	operate as a waiver of it.

25.2	The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

25.3	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

25.4	The Parties acknowledge that each of them has had adequate opportunity and bargaining strength to review, negotiate and revise this Agreement to its satisfaction. They each

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expressly agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

ARTICLE 26: ENTIRE AGREEMENT AND VARIATION

26.1	This Agreement constitutes the entire and only agreement between the Parties relating to the furnishing of SUMF Items by the Supplier to or for the Purchaser at the Site and supersedes any Pre-contractual Statement.

26.2	Each of the Parties acknowledges on its own behalf and on behalf of each of its Affiliates that, in agreeing to enter into this Agreement, it has not relied on any Pre-contractual Statement (except those set out in this Agreement).

26.3	Each Party waives all rights and remedies which, but for this Article, might otherwise be available to it in respect of any such Pre-contractual Statement, provided that nothing in this Article shall limit or exclude any liability for fraud.

26.4	Any amendment or modification of this Agreement shall be ineffective unless reduced to writing and signed by or on behalf of a duly authorised representative of each of the Parties.

ARTICLE 27: NOTICES

27.1	All notices, requests, waivers, demands, directions and other communications required or permitted to be given under this Agreement shall be in writing and in English. This provision shall not prevent communications relating to the operations of the Plant from being made in the language spoken in the jurisdiction in which the Plant is situated. Notices may be given in electronic form (including facsimile transmission and telex communications and e-mail) and shall be delivered personally, sent by facsimile transmission, or e-mail, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the other Parties at their addresses set forth in the introductory paragraphs of this Agreement (or such other address for a Party as shall be specified by like notice from such Party to the other Party). All such notices and other communications shall be deemed to have been given and received, (i) in the case of personal delivery, delivery by facsimile transmission or e-mail, on the date of delivery, if delivered during business hours on a business day or, if not so delivered, the next succeeding business day (ii) in the case of delivery by nationally recognized overnight courier, on the second business day following dispatch and (iii) in the case of mailing, on the fifth business day following such mailing.

27.2	Any notice so delivered will comply with the terms of this Article 27.

27.3	A Party may change its notice details on giving notice to the other Party of the change in accordance with this Article 27. That notice shall only be effective on the date falling three (3) clear Business Days after the notification has been received or such later date as may be specified in the notice.

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ARTICLE 28: GOVERNING LAW

28.1	This Agreement shall be governed by and construed in accordance with the laws of England.

28.2	A Person who is not a party to this Agreement has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

ARTICLE 29: LANGUAGE

29.1	If this Agreement is translated into any language other than the English language, the English version of this Agreement shall prevail.

ARTICLE 30: COUNTERPARTS

30.1	This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

30.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

For and on behalf of

KRATON POLYMERS NEDERLAND B.V.

By:	/s/ M. KORSTEN
Name:	M. Korsten
Title:	Illegible

For and on behalf of

SHELL NEDERLAND CHEMIE B.V.

By:	/s/ F. D. DE KONING
Name:	F. D. de Koning
Title:	Algemeen Directeur

By:	/s/ Illegible
Name:	Illegible
Title:	Illegible

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SCHEDULE 1: INFORMATION

1.	The addresses, facsimile numbers and telex numbers of the Parties are (Article 27):

Supplier:	Shell Nederland Chemie B.V. Vondelingenweg 601 3196 KK Rotterdam

Purchaser:	Kraton Polymers Nederland B.V. Vondelingenweg 601 3196 KK Rotterdam

2.	The Plant plan is attached as Attachment 1.

3.	The relevant bank and lending rate are:

EURIBOR as offered by ABN/AMRO, Rotterdam, at about 1000 hours on the first Rotterdam banking day of the month.

4.	Period for keeping books and records:

☒	Two (2) years after the relevant calendar year.

☐	Other: 7 years.

5.	Currency for payment of SUMF Charges: NLG

6.	Interval for reports on variations from the Annual Plan and Budget:

☒	Quarterly

☐	Other:

7.	Disputes are to be resolved by:

•	disputes over invoices: mutually agreed independent auditors

•	other disputes: UNCITRAL arbitration

8.	Place of arbitration: Rotterdam

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9.	Supplier’s Representative: Wim Hagen

Purchaser’s Representative: Henny Swaanenburg

10.	The Site is: SNR/SNC site in Pernis, located at Vondelingenweg 601, Rotterdam

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Attachment 1 to Schedule 1: [***] [Confidential Treatment Required]

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[***] [Confidential Treatment Required]

[***] [Confidential Treatment Required]

[***] [Confidential Treatment Required]

[***] [Confidential Treatment Required]

[***] [Confidential Treatment Required]

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SCHEDULE 2: ITEMS OF SUMF

This Schedule refers to schedules in the 21xx series as specified below:

Purchaser: Kraton Polymers Nederland B.V.

Supplier: Shell Nederland Chemie B.V.

TABLE

Name of Service, Utility, Material or Facility	Schedule Number
Laboratory Services	Schedule 2100
Chemicals Manufacturing Finance and Accounting Services	Schedule 2102
Information Technology	Schedule 2103
Filling and Despatching Services on Site	Schedule 2104
Inspection and Specialist Services	Schedule 2105
Chemicals Manufacturing Management Services	Schedule 2107
Management Fee Site Services for Kraton	Schedule 2108
Warehouse and Storage Services	Schedule 2113
Process Automation Services	Schedule 2114
Flare Connection Kraton	Schedule 2117
Project Management and Engineering Services for Capital Investment Projects	Schedule 2118
Office Services Dumbell	Schedule 2119

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SCHEDULE 2100

1.	Name of SUMF ITEM

Laboratory Services

2.	Purchaser/Supplier

Purchaser

Kraton Polymers Nederland B.V.

Supplier

Shell Nederland Chemie B.V. (SNC)

3.	Description of Service, Utility, Material or Facility

1.	Collection and transport of samples from the KRATON production sample cabinets;

2.	Analytical support to KRATON production facilities (determination of properties and composition of/impurities in feed stocks, processing aids, intermediates, waste water, by products and final products). This service is provided in day shift and continuous shift;

3.	Troubleshooting/problem solving/method development related to Kraton production (SLP offers a wide spectrum of analytical possibilities to provide solutions to technical problems);

4.	Development and application of sampling techniques and analytical methods for air pollution control and stack emission measurements and determination of properties of soil samples and waste products (all according to regulatory requirements/environmental legislation);

5.	Analytical support to process support, processdevelopment, product development and process control of the KRATON production facilities;

6.	Supply of instrument-technical and analytical support of online analytical process equipment, the installed sampling systems and plant laboratory equipment (the so-called QMI equipment). These activities incorporate advice, trouble shooting, maintenance, repair, calibration and testing of the QMI equipment.

4.	Volumes and specifications

•	Specifications:

Samples will be collected from the KRATON production sample cabinets

Analytical results will be reported within agreed response times

•	Volumes:

As indicated in the budget

•	Maximum capacity reservation:

Maximum capacity is 110% of the agreed budget

•	Planning and nomination:

Planning as indicated in the budget:

For standard analytical support (service 3.2): fixed by means of the Laboratory Information System (LIS) and for the services 3.3 - 3.5 by means of the RVO/TVO module.

For service 3.6: fixed by means of QMIDAS and additional services generated by AIM.

Nomination: Not applicable

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5.	Purchaser’s total requirement

☐ Yes

☒ No

☐ Not applicable

6.	Delivery terms and conditions

6.1	Mode of supply/delivery place:

Analytical results (services 3.2 - 3.6) are reported electronically within agreed response times

6.2	Measurement of supply quantity to Purchaser

The amount of work done (services 3.1 - 3.5) is registered by means of the LIS and the RVO/TVO module

The amount of work done (service 3.6) is registered in AIM for failures and in QMIDAS for calibration frequencies and obligatory maintenance

6.3	Title and risk

Not applicable

6.4	Conformance requirements

Services 3.2, 3.3, 3.4 and 3.5 are carried out according to the STERLAB certified quality system of the SLP organisation.

Service 3.6 is carried out according to ISO 9002 requirements

6.5	Dependencies

Not applicable

7.	Category of SUMF

☐ Short Term SUMF

☒ Long Term SUMF

☐ Sole Supplier SUMF

Notice period for termination by Purchaser:

8.	Pricing

8.1	Pricing structure and prices per Item

Prices are based on the accounting principles as described in Schedule 3.

Prices are based on:

•	[***] [Confidential Treatment Required] analytical service/man year for services 3.2 - 3.5 in day shift

•	([***] [Confidential Treatment Required] year are reserved for method calibration/validation, equipment maintenance, etc.)

•	[***] [Confidential Treatment Required] analytical service/man year for services 3.2 - 3.5 in continuous shift

•	([***] [Confidential Treatment Required] year are reserved for equipment maintenance etc.)

•	[***] [Confidential Treatment Required] maintenance service/man year for service 3.6 in day shift

•	([***] [Confidential Treatment Required] year are reserved for training etc.)

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The following prices will be charged:

•	Service 3.1: is included in the price for services 3.2 - 3.5

•	Service 3.2 - 3.5: Cost per analysis are based on standard processing times. A list of costs per analysis in day shift/continuous shift is available on request

Costs per laboratory worker are as follows:

•	In day shift in the central laboratory: [***] [Confidential Treatment Required] (est. 1999 budget, this price includes all operating and equipment costs);

•	In continuous shift in the central laboratory: [***] [Confidential Treatment Required] (est. 1999 budget, this price includes all operating and equipment costs);

•	Service 3.6: [***] [Confidential Treatment Required] (est. 1999 budget) year for day shift services

Overtime:

Services 3.2 - 3.6:

•	Outside day shift hours and Saturdays: [***] [Confidential Treatment Required]

•	On Sundays or public holidays: [***] [Confidential Treatment Required]

•	On Sundays which are also a public holidays: [***] [Confidential Treatment Required]

Charges include depreciation and capital charge for SUMF assets.

9.	Special payment terms

☐ Yes, other special provisions are:

☒ No.

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Appendix 1     List of definitions and abbreviations

RVO/TVO module

The system where requested investigations are registered and reported.

QMIDAS

Quality Measuring Instruments Data Acquisition System.

AIM

Automatisering Info Maintenance.

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SCHEDULE 2102

1.	Name of SUMF ITEM

Chemicals manufacturing finance services and accounting services

2.	Purchaser/Supplier

Purchaser

Kraton Polymers Nederland B.V.

Supplier

Shell Nederland Chemie B.V. (SNC)

3.	Description of Service, Utility, Material or Facility

Chemicals Manufacturing Finance services consist of:

Stock accounting including mass balances

Performance variances, manufacturing variances, supply source variances

Support planning, budgeting, review and appraisal process

Project accounting

Operational budget and cost administration

Perform financial audits on budget and cost practices

Accounts payable activities for goods and services incl expense claims

Authority procedures

Finance procedures

Business controls

4.	Volumes and specifications

•	Specifications:

•	Not applicable

•	Volumes:

•	Not applicable

•	Maximum capacity reservation:

•	Not applicable

•	Planning & nomination:

•	Not applicable

•	Curtailment policy, including shutdowns:

•	Not applicable

5.	Purchaser’s total requirement

☐ Yes

☒ No

☐ Not applicable

6.	Delivery terms and conditions

6.1	Mode of supply/delivery place

In Plant office, supported by SNC’s central Site organisation

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6.2	Measurement of supply quantity to Purchaser

Not applicable.

6.3	Title and risk

Not applicable

6.4	Conformance requirements

Accounting policies, Shell standards and local ISO/BBS standards

6.5	Dependencies

Business and financial control standards

7.	Category of SUMF

☐ Short Term SUMF

☒ Long Term SUMF

☐ Sole Supplier SUMF

Notice period for termination by Purchaser (Article 10.4 (d)):

☐ 3 years

☒ Other: 3 years, but only in conjunction with a termination of the Operating and Maintenance Service Agreement of equal date

Partial termination

☒ no

☐ yes:

8.	Pricing

8.1	Pricing structure and prices per item

Pricing will be based on total actual cost and will be allocated to business units as a proportionate share of the combined manufacturing fixed cost.

9.	Special payment terms

☐ Yes, other special provisions are:

☒ No.

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SCHEDULE 2103

1.	NAME OF SUMF ITEM

Information technology for Kraton.

2.	PURCHASER/SUPPLIER

Purchaser

Kraton Polymers Nederland B.V.

Supplier

Shell Nederland Chemie B.V. (CIM (Chemicals Information Management)).

3.	DESCRIPTION OF SERVICE, UTILITY, MATERIAL OR FACILITY

SNC provide IT services at Pernis comprising of:

•	IT management and strategy.

•	IT portfolio management.

•	IT consultancy and advice.

•	Development and deployment of IT applications.

•	Support and maintenance of IT applications portfolio and IT infrastructure.

•	Following IT developments in the marketplace.

Area	Plant	Maintenance	Technology	Finance

Manufacturing
ASPEN			X
Milieu (pilot Pernis)			X
SAS & SAS-SPC	X		X
WOP Manuf.	X

Quality
CQMS	X
WOP Quality	X
LDG	X

Finance
CHEMIST	X		X	X

Desktop
Desktop & support	X	X	X	X
Support appl.	X	X	X	X

Telecom
Standard telecom	X	X	X	X

Other
PROSAFE	X
Web	X	X		X
WOP Other	X	X		X
General training	X

General Site IT

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This Schedule 2103 “Information Technology for Kraton” does not address the following:

•	All IT services provided by SNR (both shared infrastructure and application related), including the services re. the Alliance system ex SEOP are not included in this document. A separate document addresses these services (currently being drafted by SNR).

•	EuroSAP run & maintain costs for the Kraton EuroSAP clone. These services are being addressed in the Resins EU IT Schedules.

•	This document does not take into account potential future changes in charging structure (with associated potential changes in costs).

•	This document does not take into account changes in infrastructure resulting from the segregation work (with associated changes in support costs).

•	This document does not reflect changes related to separating/cloning applications (with potential impact on license costs).

•	This document does not take into account that services will be transferred to a 3rd party service provider, SSI, in the near future.

•	IT services for Laboratory Information Systems and Logistics Systems. These IT services are not charged to the Purchaser directly, but are included in the SUMFs related to these site services. (IT services to the Pernis central laboratory have not been included in this document, even though some SLP staff will transfer to Purchaser.)

4.	VOLUMES AND SPECIFICATIONS

See documents:

•	Handboek Informatie Ondersteuning (document ID: 09.00.0000).

•	Handboek CIM (document ID: CIM.02.0000).

5.	PURCHASER’S TOTAL REQUIREMENT

☒ Yes.

☐ No.

☐ Not applicable.

6.	DELIVERY TERMS AND CONDITIONS

6.1	Mode of supply/delivery place: remote or on location

Either mode of supply is possible dependent on the service.

6.2	Measurement of supply quantity to Purchaser

For costs resulting from effort by the CIM department: Working hours per application are registered monthly in RAP system on a time and material basis and are charged to the purchaser, using various allocation keys depending on the application involved. Working hours are charged at an hourly rate that includes a charge for (site) overhead.

6.3	Title and risk

Not applicable.

6.4	Conformance requirements

ISO-9001 accreditation as of February 1999.

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6.5	Dependencies

Certain services provided by SNC are or will be contracted out.

7.	CATEGORY OF SUMF

☐ Short Term SUMF.

☒ Long Term SUMF

☐ Sole Supplier SUMF.

Initial duration of SUMF 3 years

If Long Term SUMF, specify period for termination by Purchaser:

☐ 3 years

☒ Other: Subject to discussion to be mutually agreed

Partial termination

☒ No:

☐ Yes: Subject to discussion to be mutually agreed

8.	PRICING

8.1	Pricing structure and prices per item

CIM rates, overheaded, to be reviewed by CIM on a yearly basis to reflect market rates/developments.

Example CIM rates, overheaded, per hour as per 01/01/00 :

•	[***] [Confidential Treatment Required] for development, maintenance and management.

•	[***] [Confidential Treatment Required] for support and helpdesk.

Supplier may procure information, advice, and services from Affiliates or Third Parties in order to provide the services described in section 3. The actual costs incurred for this are [***] [Confidential Treatment Required].

8.2	Annual estimated plan & budget for 2000

Further information (name project and costs in [***] [Confidential Treatment Required]):

Total estimated budget 2000 costs allocated to Kraton : [***] [Confidential Treatment Required]

$$% of CMO costs are allocated to Kraton.

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•	Over/under recovery agreement:

–	Yes, monthly, quarterly and / or annually with sponsors and service providers.

Please note that costs of IT services may change in any of the following situations:

•	Change in the existing IT infrastructure. Budget 2000 costs include support/operating costs of the existing IT infrastructure. Changes in the infrastructure resulting from the segregation work have not been included in the above and may result in higher costs of running and supporting the infrastructure (i.e. additional costs of supporting new components (e.g. extra routers)). These additional costs will be for the Purchaser’s account.

•	Change in the current IT portfolio. The Budget 2000 costs are based on the existing IT portfolio in which certain applications/systems are shared amongst multiple businesses/plants. Any cost implications from segregation activities, e.g. additional costs of running separate clones, have not been included and may result in additional charges to Purchaser.

•	Transfer of licenses. The Budget 2000 costs are based on the existing IT portfolio in which certain applications/systems are shared amongst multiple businesses/plants. License renewal fees on a yearly basis have been included in the specified costs. Any cost implications from segregation activities, e.g. higher fees due to re-negotiation of licenses outside existing Shell arrangements, have not been included and may result in additional charges to Purchaser.

9.	SPECIAL PAYMENT TERMS

☐ Yes, other special provisions are:

☒ No.

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SCHEDULE 2104

1.	Name of SUMF ITEM

Filling and dispatching services on site

2.	Purchaser/Supplier

Purchaser

Kraton Polymers Nederland B.V.

Supplier

Shell Nederland Chemie B.V. (CLFD (Chemicals Logistics Filling and Dispatch))

3.	Description of Service, Utility, Material or Facility

•	Intake of bulk and packed products by ship, rail and road

•	Transfer of products between plants on site

•	Storage of products, feedstocks and processing materials in tankage and warehouses

•	Dispatch of bulk products by ship, rail and road

•	Dispatch of packed products by rail and road

•	Dispatch of samples

•	HSE Information System and other support services to filling and dispatch on site

4.	Volumes and specifications

•	specifications:

•	N/A, see 6.4

•	volumes:

•	To be agreed during annual budget discussions

•	maximum capacity reservation:

•	See appendix 2

•	planning & nomination:

•	To be agreed during annual budget discussions

•	curtailment policy, including shutdowns:

•	To be agreed

5.	Purchaser’s total requirement

☐ Yes

☒ No

☐ Not applicable

6.	Delivery terms and conditions

6.1	Mode of supply/delivery place

Not applicable.

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6.2	Measurement of supply quantity to Purchaser (articles 3 and 16)

Not applicable.

6.3	Title and risk: title and risk of products remains with Purchaser

6.4	Conformance requirements

Normal industry standards apply (General Conditions for Tank Storage in The Netherlands and VOTOB Jetty Conditions)

6.5	Dependencies

All site related logistical activities are operated and logged by a computerised system called LOLA. This system is essential for identification of indent numbers, checking of drivers ADR certificates, calculation of max./min. quantities to be loaded, opening site access barriers, operation of weighbridges and loading facilities, printing of documents, opening site exit barriers, jetty planning and operation, etc.

As efficient and safe operations are depending on LOLA, Purchaser’s logistic requirements (supply and delivery indents) should be automatically interfaced with LOLA.

The LOLA system is subject to change from time to time. The costs of the system (excl. Purchaser’s infrastructure, interfaces, etc.) are included in the rates for storage and handling listed in Appendix 3.

7.	Category of SUMF

☐ Short Term SUMF

☒ Long Term SUMF

☐ Sole Supplier SUMF

Notice period for termination by Purchaser:

☒ 3 years

☐ Other:

Partial termination

☐ no

☒ yes: with 3 years notice

8.	Pricing

8.1	Pricing structure

The Supplier’s bulk chemicals operations correspond are similar to those of Third Party terminal operators. Therefore the rates for the handling and storage of chemicals in the ports of Rotterdam and Dordrecht as published annually by Paktank Chemical Nederland BV are used as a basis for the allocation of all costs of on Site filling and dispatching services.

Details of the allocation methodology are described in Appendix 3A.

The pricing structure/methodology for packaging and dispatch of samples is described in Appendix 3B.

9.	Special payment terms

☐ Yes, other special provisions are:

☒ No.

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Appendix 1    LIST OF DEFINITIONS AND ABBREVIATIONS

none

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Appendix 2 LIST OF SERVICES AND CAPACITY RESERVATIONS

KRATON/IR

Intake of bulk feedstocks ex ships, road and rail tank cars

	jetties				road		rail
product	17	18	35	35A	D	N	D	N
feedstocks/proc. mat. ex roadtank cars					weighing

Intake of bulk products ex ships, road and rail tank cars: not applicable

Storage of bulk

–	feedstocks: not applicable

–	products: not applicable

Transfer of bulk products/feedstocks ex tank via pipeline to plant (on site):

–	not applicable

Loading and dispatching of bulk products into ships, road tank cars (incl. road containers) and rail tank cars (incl. rail containers):

–	not applicable

Dispatching of samples

–	storage of a base stock of sample material (in up to 5 litre packages)

–	packaging and dispatching of samples (1,2 and 5 litre single packs for liquids/solids) according to IATA or ADR/IMO and arranging transport via air or road incl full documentation.

Intake of packed feedstocks/processing materials ex road truck volumes to be agreed during annual budget discussions

Intake of packed products ex road truck

volumes to be agreed during annual budget discussions

Storage of packed feedstocks/processing materials

–	in warehouse CPR 15-2 level 1

–	in warehouse CPR 15-2 level 3

Transfer of packed feedstocks/processing materials ex warehouse to plant (on site)

Storage of packed products

–	in warehouse CPR 15-2 level 1

–	in warehouse CPR 15-2 level 3

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Loading and dispatching of packed products into road trucks and containers (road) volumes to be agreed during annual budget discussions

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Appendix 3A    RATES FOR STORAGE AND HANDLING

COST ALLOCATION METHODOLOGY

Initially all services are costed using as a benchmark the rates for the handling and storage of chemicals in the ports of Rotterdam and Dordrecht as published annually by Paktank Chemical Nederland B.V.

Actual costs including overheads and depreciation and a capital charge are charged to the Purchasers pro rata with the Purchaser’s share in overall cost calculated on the basis of the benchmark.

If a specific service is not/no longer required by Supplier for his own use, the associated actual costs of that service including overheads, capital charge and depreciation will be charged exclusively to the user or users of that service. The allocation among the remaining users will also be on the basis of the rates for the handling and storage of chemicals in the ports of Rotterdam and Dordrecht as published annually by Paktank Chemical Nederland BV.

RATE STRUCTURE

The rate structure of commercial operators is based on ship-in, storage and ship-out with surcharges for redelivery by truck or railtankcar. The typical Pernis operations comprise discharge of feedstocks and loading of finished products. Therefore the commercial rate structure has to be adapted on some aspects to reflect the type of operations on a manufacturing site.

The rate structure contains the following elements:

•	product groups

For handling activities different rates apply depending on the product characterisation in groups.

group 1	:	DMK, IPA, DAA, methanol, ethanol, butanol, MTBE, PT, toluene, xylene, SHOP olefins, sulphuric acid 98%

group 2	:	MEK, MIBK, DCPD, DIB, styrene monomer, caustic potash 50%

group 3	:	phenol

group 4	:	ECH, acrylonitril, benzene

•	receiving from tank ship/barge alongside jetty

The rate for receiving (ship-in) is [***] [Confidential Treatment Required] of the commercial ship-in plus ship-out rate.

•	delivery into tank ship/barge alongside jetty

The rate for delivery (ship-out) [***] [Confidential Treatment Required] of the commercial ship-in plus ship-out rate.

•	delivery into road tank car/container

The rate for delivery (truck-out) is [***] [Confidential Treatment Required] of the commercial ship-in plus ship-out rate with the commercial surcharge for redelivery into road tank car.

•	delivery into rail tank car

The rate for delivery (rail-out) is [***] [Confidential Treatment Required] of the commercial ship-in plus ship-out rate with the commercial surcharge for redelivery into rail tank car.

•	receiving from road tank car/container

The rate for receiving (truck-in) is the commercial rate (truck-in plus ship-out) [***] [Confidential Treatment Required] of the commercial ship-in plus ship-out rate.

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•	receiving from rail tank car

The rate for receiving (rail-in) is the commercial rate (rail-in plus ship-out) [***] [Confidential Treatment Required] of the commercial ship-in plus ship-out rate.

•	pumping over from tank to plant

According to commercial rate for pumping over from shore tank to shore tank.

•	discharge direct overboard alongside jetty into tank ship/barge

According to commercial rates for discharge direct overboard

•	tank rental

For mild steel tanks according to commercial rates. For zinc-silicate coated tanks a [***] [Confidential Treatment Required], for phenolic coating the surcharge [***] [Confidential Treatment Required].

•	throughput

Commercial operators charge a minimum payment rate based on a minimum throughput of four times a year over the full rented capacity. This minimum throughput penalty will not be applicable.

•	overtime

The rates of commercial operators are based on “normal working hours” (from 8.00 till 16.00 hours Monday to Friday). The surcharges for working outside these hours (overtime) will not be applicable.

RATES FOR THE STORAGE AND HANDLING (1999)

Rates listed are in NLG per ton except rates for tank rental and tank operations which are in NLG per m3 per month, except where indicated otherwise.

RECEIVING FROM TANK SHIP/BARGE ALONGSIDE JETTY

Including sampling (only group 1 and 2 products), transfer via shoreline to tank and ascertaining the quantity landed; [***] [Confidential Treatment Required]

	group 1	group 2	group 3	group 4
parcels < 200 tons ([***] [Confidential Treatment Required])	***	***	***	***

parcels > 200 tons up to 300 tons	***	***	***	***

parcels > 300 tons up to 400 tons	***	***	***	***

parcels > 400 tons up to 500 tons	***	***	***	***

parcels > 500 tons	***	***	***	***

RECEIVING FROM ROADTANK CAR/CONTAINER

Including site access, sampling (only group 1 and 2 products), transfer to tank and weighing before and after discharge; [***] [Confidential Treatment Required]

	group 1		group 2		group 3		group 4
rate incl redelivery by ship	*	**	*	**	*	**	*	**

parcels > 300 tons up to 400 tons	*	**	*	**	*	**	*	**

rate per ton ([***] [Confidential Treatment Required])	*	**	*	**	*	**	*	**

RECEIVING FROM RAILTANK CAR

Including shunting, sampling (only group 1 and 2 products), transfer to tank and weighing before and after discharge; minimum quantity [***] [Confidential Treatment Required]

[***] [Confidential Treatment Required]

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	group 1	group 2	group 3	group 4
rate incl redelivery by ship	***	***	***	***

parcels > 300 tons up to 400 tons	***	***	***	***

rate per ton (min. [***] [Confidential Treatment Required])	***	***	***	***

DELIVERY INTO TANK SHIP/BARGE ALONGSIDE JETTY

Including sampling, loading into ship, ascertaining the quantity loaded and standard documents; minimum quantity [***]  [Confidential Treatment Required]

Rates identical to the rates for receiving from tankship/barge alongside jetty.

DELIVERY INTO ROAD TANK CAR/CONTAINER

Including site access, weighing, loading into truck, labels and standard documents; minimum quantity [***]  [Confidential Treatment Required]

	group 1	group 2	group 3	group 4
surcharge (min. [***] [Confidential Treatment Required])	***	***	***	***

parcels > 300 tons up to 400 tons	***	***	***	***

rate per ton (min. [***] [Confidential Treatment Required])	***	***	***	***

DELIVERY INTO RAIL TANK CAR

Including shunting, weighing, loading into rail tankcar, labels and standard documents; minimum quantity ***

	group 1	group 2	group 3	group 4
surcharge (min. [***] [Confidential Treatment Required])	***	***	***	***

parcels > 300 tons up to 400 tons	***	***	***	***

rate per ton (min. [***] [Confidential Treatment Required])	***	***	***	***

WEIGHING OF BULK TRUCKS (EMPTY AND FULL)

(applicable to bulk discharge or loading by plant)

Including site access, loading/discharging instructions, labels and standard documents [***]  [Confidential Treatment Required] per truck

SITE ACCESS FOR PACKED PRODUCT TRUCKS

(applicable for packed product unloading and loading by plant)

Including standard documents

[***]  [Confidential Treatment Required] per truck

PUMPING OVER FROM TANK TO PLANT VIA PIPELINE

Including ascertaining quantity; minimum quantity [***]  [Confidential Treatment Required]

	group 1	group 2	group 3	group 4
parcels min.[***] [Confidential Treatment Required]	***	***	***

[***]	[Confidential Treatment Required]

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DISCHARGE DIRECT OVERBOARD ALONGSIDE JETTY INTO TANK SHIP/BARGE

Including supervision during discharge/loading, sampling and standard documents; minimum quantity [***]  [Confidential Treatment Required].

	group 1	group 2	group 3	group 4
parcels < 500 tons (min. ***)	***	***	***
parcels > 500 tons	***	***	***

TANK RENTAL (incl maintenance)

Including operations and maintenance of tank and tankfarm per month or part of a month, charged over the full capacity made available

m3	mild steel	zinc sil. coating	phenolic coating
		120%	130%
	NLG/m3 per month	NLG/m3 per month	NLG/m3 per month
70 - 300	***	***	***
301 - 525	***	***	***
526 - 1100	***	***	***
1101 - 2050	***	***	***
2051 - 3150	***	***	***
3151 - 4100	***	***	***
4101 - 5250	***	***	***
5251 - 6600	***	***	***
> 6601	***	***	***

TANK OPERATIONS (excl maintenance and clean-out of tank)

(applicable to Purchaser-owned tankage)

Excluding maintenance and clean-out of tank (maintenance of tankfarm included) per month or part of a month, charged over the full capacity (80% of tank rental rates for mild steel tanks).

m3	NLG/m3 per month
70 - 300	***
301 - 525	***
526 - 1100	***
1101 - 2050	***
2051 - 3150	***
3151 - 4100	***
4101 - 5250	***
5251 - 6600	***
> 6601	***

NITROGEN

nitrogen supplied to ship	*** per n m3
nitrogen purging of storage tanks	*** per m3 delivered out of tank

[***]	[Confidential Treatment Required]

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DRINKING WATER

drinking water (min. ***)	***

PACKED PRODUCT STORAGE AND (UN)LOADING

Based on palletised packed products (min. ***); additional activities: rates to be agreed. Labels to be supplied by Purchaser

activity	units	not classified	CPR 15-2 level 3	CPR 15-2 level 1
unloading and storing in warehouse	NLG/t	***	***	***

storage in warehouse	NLG/t per month	***	***	***

loading ex storage incl labelling	NLG/t	***	***	***

storage cap. in warehouse (excl. oper.)	NLG/m2 permonth	***	***	***

storage cap. in open air (excl. oper.)	NLG/m2 permonth	***	***	***

[***]	[Confidential Treatment Required]

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Appendix 3B RATES FOR SAMPLE PACKAGING AND DISPATCHING

In standard volumes (1, 2 1/2 and 5 litres) including standard packaging materials (according to ADR or IATA); sample material, MSDS and certificate of analysis to be supplied by Purchaser.

Budget 2000 rate is [***]  [Confidential Treatment Required]-per sample, which will be corrected for inflation using the CBS Producers’ Price Index of the Industry (2000 = 100%).

Optional: transport services to be discussed:

–	door to door by road in 2 or 3 days within Europe

–	door to airport in 2 days.

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SCHEDULE 2105

1.	Name of SUMF ITEM

Inspection and specialist services

2.	Purchaser/Supplier

Purchaser

Kraton Polymers Nederland B.V.

Supplier

Shell Nederland Chemie B.V. (SNCI)

3.	Description of Service, Utility, Material or Facility

•	Act as liaison between the Purchaser and public authorities, such as the Dutch Boiler Code authority, Stoomwezen and Environmental authorities, DCMR (design review, periodic inspection)

•	Provide NDT co-ordination of subcontractor RTD (Röntgen Technische Dienst)

•	Inspection of welding, including keeping of welders qualifications up-to-date

•	Mechanical engineering services for projects and plant changes

•	Support piping classes and fitness-for-purpose analysis

•	Providing engineering support for selected rotating equipment

•	Materials & Corrosion engineering services including trouble shooting and SI (Selective Inspection = Risk-Based-Inspection) studies

•	Civil engineering support for purchaser

•	Plant inspection

4.	Volumes and specifications (1999)

Volumes to be agreed during annual budget discussions. Budget 99 has been agreed as follows:

•	Plant inspection: ca. [***] [Confidential Treatment Required]

•	Specialist services: ca. [***] [Confidential Treatment Required]

Total: [***]  [Confidential Treatment Required]

•	Planning & nomination

Services are usually spread over the year. In consultation with Purchaser projects can be postponed to later date or cancelled. Planned services which do not have to be delivered on request of the Purchaser will be charged; this charge can include the preparation costs of the service or the complete costs if the reserved capacity can not be transferred to other clients.

•	Curtailment policy, including shutdowns

–	Not applicable

•	Maximum capacity reservation

–	On a yearly basis, plans are made in which capacity is defined.

1	FTE: Full Time Equivalent

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5.	Purchaser’s total requirement

☐ Yes

☒ No

☐ Not applicable

6.	Delivery terms and conditions

6.1	Mode of supply/delivery place

By technical reports etc.

6.2	Measurement of supply quantity to Purchaser

All activities are recorded via time writing, on which basis cost will be charged to Purchaser.

7.	Category of SUMF

☐ Short Term SUMF

☒ Long Term SUMF

☐ Sole Supplier SUMF

Notice period for termination by Purchaser:

☒ 3 years

☐ Other:

Partial termination

☐ no

☒ yes:

8.	Pricing

8.1	Pricing structure and prices per item

1.	Own labour costs and overheads: These costs are recovered on the basis of actual number of hours spent on a piece of work.

2.	External Costs: These costs (Contractor RTD and Dutch Boiler Code Authority “Stoomwezen”) are charged directly by the Third Party to the Purchaser. Otherwise these costs will be charged by the Supplier without a surcharge.

9.	Special payment terms:

☐ Yes, other special provisions are:

☒ No.

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SCHEDULE 2107

1.	Name of SUMF ITEM

Chemicals Manufacturing Management Services

2.	Purchaser/Supplier

Purchaser

Kraton Polymers Nederland B.V.

Supplier

Shell Nederland Chemie B.V.

3.	Description of Service, Utility, Material or Facility

Chemicals Manufacturing Management services consist of:

•	Managing the alignment, synergy and performance monitoring of Chemical site manufacturing activities

•	Managing the planning, budgeting, review and appraisal process

•	Managing the HSE compliance process

Chemicals Personnel services consist of:

•	Recruitment and transfer of personnel

•	Career development

•	Appraise and reward guidance

•	Advising on training and organisation

•	Implementation of labour conditions

•	Site related OPEB

Chemicals Quality services consist of:

•	ISO 9001/9002, ISO 14001 and QS 9000 advise and support to Manufacturing

•	Alignment of Quality initiatives in SNC manufacturing, support and facilitation of BBS business management system

•	Facilitation of quality improvement techniques

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4.	Volumes and specifications

•	Specifications:

•	Not applicable

•	Volumes:

•	Not applicable

•	Maximum capacity reservation:

•	No

•	Planning & nomination:

•	No

•	Curtailment policy, including shutdowns:

•	No

5.	Purchaser’s total requirement

☐ Yes

☐ No

☒ Not applicable

6.	Delivery terms and conditions

6.1	Mode of supply/delivery place

Not applicable.

6.2	Measurement of supply quantity to Purchaser

Not applicable.

6.3	Title and risk

Not applicable.

6.4	Conformance requirements

Shell standards and local ISO/BBS standards

6.5	Dependencies

Not applicable

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7.	Category of SUMF (Article 4)

☐ Short Term SUMF

☒ Long Term SUMF

☐ Sole Supplier SUMF

Notice period for termination by Purchaser:

☒ 3 years

☐ Other:

Partial termination

☒ no

☐ yes:

8.	Pricing

8.1	Pricing structure and prices per item.

Pricing will be based on total actual cost and will be allocated to business units as a proportionate share of the combined manufacturing fixed cost.

9.	Special payment terms

☐ Yes, other special provisions are:

☒ No.

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SCHEDULE 2108

1.	Name of SUMF ITEM

Management fee for SNC’s Site services for Kraton

2.	Purchaser/Supplier

Purchaser

Kraton Polymers Nederland B.V.

Supplier

Shell Nederland Chemie B.V. (SNC)

3.	Description of Service, Utility, Material or Facility

•	Management of Chemicals site services, comprising of Long term sumf and SHORT TERM sumf services.

4.	Volumes and specifications

•	Specifications:

•	Not applicable

•	Volumes:

•	Not applicable

•	Maximum capacity reservation:

•	Not applicable

•	Planning & nomination:

•	Not applicable

•	Curtailment policy, including shutdowns:

•	Not applicable

5.	Purchaser’s total requirement

☐ Yes.

☐ No

☒ Not applicable

6.	Delivery terms and conditions

6.1	Mode of supply/delivery place

Not applicable

6.2	Measurement of supply quantity to Purchaser

Not applicable

6.3	Title and risk

Not applicable

6.4	Conformance requirement

Not applicable

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6.5	Dependencies

Not applicable

7.	Category of SUMF

☐ Short Term SUMF

☒ Long Term SUMF

☐ Sole Supplier SUMF

Partial termination

☐ no:

☒ Yes:    per category of schedules (termination of all SHORT TERM or LONG TERM sumfs).

8.	Pricing

8.1	Pricing structure and prices per item

Management fee will be corrected for using the CBS Producers’ Price Index of the Industry (1999 is reference year 100%).

The management fee will only be adjusted when a complete category of SUMF’s is terminated (e.g. all SHORT TERM-sumf’s or all LONG TERM-sumf’s).

9.	Special payment terms

☐ Yes, other special provisions are:

☒ No

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SCHEDULE 2113

1.	Name of SUMF ITEM

Warehouse and Storage services

2.	Purchaser/Supplier

Purchaser

Kraton Polymers Nederland B.V.

Supplier

Shell Nederland Chemie B.V. (SNC)

3.	Description of Service, Utility, Material or Facility

3.1	Storage

•	Storage in CMR Warehouses

3.2	Handling of Stock

•	Coding stock items

•	Intake in warehouse

•	Issue from warehouse

3.3	Warehouse management

•	Filling and dispatch

•	Stock registration

3.4	Lifting activities

Co-ordination and supervision of lifting activities

3.5	Crating and packaging

•	palletising (Kraton bags)

•	coding and labelling (Kraton bags and Kraton-IR bales)

•	shrink wrapping (Kraton bags)

•	crating in flotainers (Kraton-IR bales)

4.	Volumes and specifications

Service 3.1

Firm Capacity Reservation: Maximum storage area is [***]  [Confidential Treatment Required] (incl. Corridors)

(volume indication: [***]  [Confidential Treatment Required] for SIS or any combination)

Service 3.5

Maximum capacity of palletising, coding, labelling and shrink wrapping of Kraton bags is [***]  [Confidential Treatment Required]

Maximum capacity of crating, coding, labelling of 34 kg Kraton-IR bales in 1000 kg flotainers is [***]  [Confidential Treatment Required]

5.	Purchaser’s total requirement

☐ Yes, for SNC

☒ No

☐ Not applicable

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6.	Delivery terms and conditions

6.1	Mode of supply/delivery place:

Bags and bales are transferred to the packaging lines via conveyer belts across road 122 owned by purchaser

Schedule for truck loading to be mutually agreed between supplier and purchaser

Packaging material is supplied by service supplier at cost. Any items that are specific and unique for this business may be supplied by the Buyer

6.2	Measurement of supply quantity to Purchaser (Articles 3 and 16)

6.3	Title and risk

•	article 9.1of the SUMF-agreement will apply

Product damaged during packaging, storage and related activities is returned to the purchaser.

6.4	Conformance requirements

6.5	Dependencies

•	Certain services to be provided are contracted out under existing contracts (these may include cleaning activities, hire temporary personnel, fork lift drivers)

7.	Category of SUMP

☒ Short Term SUMF

☐ Long Term SUMF

☐ Sole Supplier SUMF

Notice period for termination by Purchaser:

☐ 90 days

☒ Other:    No termination as long as SNC provides operating services under the Operating Agreement; the Purchaser can terminate with 1 year notice in conjunction with the termination of the Operating Agreement

Notice period for termination by Supplier:

☐ 90 days

☒ Other:    No termination as long as SNC provides operating services under the Operating Agreement; if and when the

                    Purchaser terminates the Operating Agreement, the Supplier can terminate with 1 year notice prior to the date of                             termination of the Operating Agreement.

Partial termination

☐ no

☒ yes

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8.	Charging of Storage and Handling Services

Charges for the services will be based on recovery of Shell’s actual costs, including depreciation and capital charge according to Schedule 3, with allocation based on the Firm Capacity Reservation for storage area.

Materials: Costs of packaging materials (incl. procurement costs) will be charged based on actual costs and actual consumption.

9.	Special payment terms

No.

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SCHEDULE 2114

1.	Name of SUMF ITEM

Process automation services

2.	Purchaser/Supplier

Purchaser

Kraton Polymers Nederland B.V.

Supplier

Shell Nederland Chemie B.V. (SNC)

3.	Description of Service, Utility, Material or Facility

The section Chemical Instrumentation & Process Control (CIPC) of SNC’s Chemicals Technology and Services (CTS) department provides services in the field of instrumentation, DCS/safeguarding systems engineering & support, process control and an instrument workshop.

Instrumentation services

•	support instrumentation maintenance engineer/specialist

•	project engineering support instrumentation

•	engineering support Quality Measuring Instruments

•	site responsibility for radioactive sources

DCS/safeguarding systems engineering & support

•	maintenance and engineering support DCS systems

•	maintenance and engineering support safeguarding systems

•	support external maintenance contracts

Process control services

•	support and maintenance of process control applications

•	introduction new process control and safeguarding applications

•	support control and safeguarding engineering studies

Instrument workshop

•	definition & support of umbrella contracts for instrumentation and system maintenance by contractors

•	maintain limited set of key instrument spare parts for general use

•	repair/maintenance of instruments,

•	advice on (outsourcing of) instrument repairs

•	repair/maintenance of ENRAF tank-gauging equipment

Availability

•	during normal working hours and overtime on demand

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4.	Volumes and specifications

•	Specifications

•	Not applicable

•	Volumes

•	To be agreed in annual manpower discussions

•	Maximum capacity reservation

•	Not applicable

•	Planning & nomination

•	To be agreed in annual manpower discussions

•	Curtailment policy

•	Not applicable

5.	PURCHASER’S TOTAL REQUIREMENT UP TO PURCHASER’S CAPACITY RESERVATION

☒ Yes

☐ No

☐ Not applicable

6.	Delivery terms and conditions

Mode of supply/delivery place

At Purchasers premises or the ITC building

6.1	Measurement of supply quantity to Purchaser

Timewriting.

6.2	Title and risk

Not applicable.

6.3	Conformance requirements

Shell standards and normal industry standards.

6.4	Dependencies

Not applicable.

7.	Category of SUMF

☒ Short Term SUMF

☐ Long Term SUMF

☐ Sole Supplier SUMF

Initial duration of SUMF

If Short Term SUMF, specify period for termination by Purchaser

☐ 90 days

☐ 90 days

☒ Other:    No termination as long as SNC provides operating services under the Operating Agreement; the Purchaser can terminate with 90 days notice in conjunction with the termination of the Operating Agreement.

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If Short Term SUMF, specify notice period for termination by Supplier

☐ 90 days

☒ Other:     No termination as long as SNC provides operating services under the Operating Agreement; if and when the

                    Purchaser terminates the Operating Agreement, the Supplier can terminate with 90 days notice prior to the date of termination of the Operating Agreement.

If Long Term SUMF, specify notice period for termination by Purchaser

☐ 3 years

☐ Other:

Partial termination

☐ No:

☒ yes:     services can be terminated independently

8.	Pricing

8.1	Pricing structure and prices per item

Charges are based on timewriting and man-hour tariffs; the tariffs will differ by department as mentioned in Schedule 3. Charges include depreciation and capital charge for SUMF assets.

Estimated budget 1999:
Instrumentation services	:	[***] [Confidential Treatment Required]
DCS/safeguarding eng. & maintenance	:	[***] [Confidential Treatment Required]
Process control	:	[***] [Confidential Treatment Required]
Instrument workshop	:	[***] [Confidential Treatment Required]

Number of man-hours to be agreed as part of the Annual Plan and Budget

9.	Special payment terms

☐ Yes, other special provisions are:

☒ No

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SCHEDULE 2117

1.	Name of SUMF ITEM

Flare connection Kraton

2.	Purchaser/Supplier

Purchaser

Kraton Polymers Nederland B.V. (SNC)

Supplier

Shell Nederland Chemie B.V.

3.	Description of Service, Utility, Material or Facility

SNC provides a connection to a permanently operated hydrocarbon flare system

4.	Volumes and specifications

•	Specifications:

•	Not applicable.

•	Volumes:

•	Flare system is adequate to cope with the emergency situations of current processes in CMR-3 plants incl. 3rd Kraton D reactor. Flare requirement and capacity calculations are in progress to confirm adequacy and to investigate possible rerouting of CMR-3 relief from COD flare to CMR flare. These calculations sponsored by COD and CMR are to be finalised before 07-2000.

Purchaser to comply with procedures for operating and maintaining the flare system including related reporting, as specified in the BBS-system (currently for instance no. 01000000 Manufacturing (incl. 01051012 on maintenance of flare systems, 01051024 on emptying and cleaning equipment, 01051031 on reporting disturbances and 01051038 on maintenance of off-plot piping), no. 05051120 on emissions to the air, no. 05052091-5 on incident reporting, no. 04002007A on Castell locks), which is subject to change from time to time.

•	Maximum capacity reservation:

•	Purchaser to obtain approval from supplier for every modification made to CMR-3 plants which may alter the relief quantities or back pressure in the flare system prior to the implementation of such modification. Supplier to confirm if required flare capacity is available.

•	Planning & nomination:

•	Purchaser shall install device to indicate release of gas to the flare.

•	Curtailment policy, including shutdowns:

•	Supplier has the right under special circumstances in the general interest of supply of flare capacity including maintenance, to limit or interrupt the service for a period as short as reasonably possible. Warning should be given as early as possible (in advance) and purchaser should be consulted if possible.

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5.	Purchaser’s total requirement

☒ Yes

☐ No

☐ Not applicable

6.	Delivery terms and conditions

6.1	Mode of supply/delivery place

Via existing flare system.

6.2	Measurement of supply quantity to Purchaser

Not applicable.

6.3	Title and risk

6.4	Conformance requirements

Normal industry standards and Shell standards

6.5	Dependencies

Purchaser and supplier to co-ordinate inspection and maintenance including shut downs of the flare system. Co-operation of purchaser to plan maintenance and to operate valves.

7.	Category of SUMF

☐ Short Term SUMF

☐ Long Term SUMF

☒ Sole Supplier SUMF

Partial termination

☒ No

☐ Yes:

8.	Pricing

8.1	Pricing structure and prices per item

Waste produced will be returned to the purchaser who discharged the material via the flare system.

The total flare cost is determined according to Schedule 3.

The allocation key is set at [***]  [Confidential Treatment Required] of total flare costs The allocation key may be changed if the flare is re-routed from the COD flare to the CMR flare.

9.	Special payment terms

☐ Yes, other special provisions are:

☒ No.

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SCHEDULE 2118

1.	Name of SUMF ITEM

•	Project management and engineering services for capital investment projects

2.	Purchaser/Supplier

Purchaser

Kraton Polymers Nederland B.V.

Supplier

Shell Nederland Chemie B.V. (SNC)

3.	Description of Service, Utility, Material or Facility

•	Project management and engineering services for defining and implementing Purchaser’s capital investment projects.

•	Contracting, managing and supervising engineering contractors.

•	Contracting and procurement services for material and erection.

•	Estimating services in various stages of the project

•	Planning and cost control services.

•	Project administration

•	Construction supervision including commissioning and start-up assistance.

4.	Volumes and specifications

•	Volume and capacity reservation:

•	Depending on Purchaser’s investment program; ; Scope information and process data to be supplied by Purchaser in sufficient detail and extent in order to be able to define and implement the projects.

•	Planning & nomination

•	To be agreed during the Annual Plan and Budget cycle.

•	In consultation with Purchaser projects can be postponed to later date or cancelled. Planned services which do not have to be delivered on request of the Purchaser will be charged; this charge can include the preparation costs of the service or the complete costs if the reserved capacity can not be transferred to other clients.

•	Curtailment policy, including shutdowns

•	Not applicable

•	Maximum capacity reservation:

•	See planning & nomination

5.	Purchaser’s total requirement

☐ Yes

☒ No

☐ Not applicable

6.	Delivery terms and conditions

6.1	Mode of supply/delivery place

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6.2	Measurement of supply quantity to Purchaser

All activities are recorded via a time writing system, on which basis cost will be charged to Purchaser’s various projects.

6.3	Title and risk

Not applicable

6.4	Conformance requirements

All services will be performed according the BBS process 03 PVU (Project Preparation and Execution) unless otherwise agreed between Purchaser and Supplier.

6.5	Dependencies

Not applicable

7.	Category of SUMF

☒ Short Term SUMF

☐ Long Term SUMF

☐ Sole Supplier SUMF

Notice period for termination by Purchaser:

☐ 90 days

☒ Other:    No termination as long as SNC provides operating services under the Operating Agreement; the Purchaser can terminate with 90 days notice in conjunction with the termination of the Operating Agreement.

Notice period for termination by Supplier:

☐ 90 days

☒ Other:    No termination as long as SNC provides operating services under the Operating Agreement; if and when the

                    Purchaser terminates the Operating Agreement, the Supplier can terminate with 90 days notice prior to the date of termination of the Operating Agreement.

Partial termination

☒ no

☐ yes:

8.	Pricing

8.1	Pricing structure and prices per item

•	All charges are based on the actual number of hours spent on a piece of work, which may include travel time. All hours actually spent are charged, whether or not they fall within normal office hours. Recording time actually spent ensures that Purchaser only pays for the time actually spend on the work.

•	External and travel costs are charged on the basis of actual cost incurred.

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9.	Special payment terms

☐ Yes, other special provisions are:

☒ No.

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SCHEDULE 2119

1.	Name of SUMF ITEM

Office Services Dumbbell

2.	Purchaser/Supplier

Purchaser

Kraton Polymers Nederland B.V.

Supplier

Shell Nederland Chemie B.V. (SNC)

3.	Description of Service, Utility, Material or Facility

•	Office rental (included in office rental, are the following services):

•	Handyman

•	Cleaning of the offices

•	Maintenance and Utilities of the buildings

•	Emergency key-service

•	Usage of the meeting rooms

•	Insurance of the office building

•	All property taxes

•	Standard office inventory

•	Inclusive handyman and installing of PC’s and telephone

•	Office supply

•	Standard office inventory per cabinet

4.	Volumes and specifications

•	Specifications: n/a

•	Volumes:

[***]  [Confidential Treatment Required]

5.	Purchaser’s total requirement

☐ Yes

☐ No

☒ Not applicable

6.	Delivery terms and conditions

6.1	Mode of supply/delivery place

On the Site Pernis

6.2	Measurement of supply quantity to Purchaser

As defined in 4 (volumes)

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6.3	Title and risk

Not applicable

6.4	Conformance requirements

Normal industry standards and Shell standards apply.

6.5	Dependencies

Dependencies as mentioned in contracts in which Office Services are involved.

7.	Category of SUMF

☐ Short Term SUMF

☒ Long term SUMF

☐ Sole Supplier SUMF

Notice period for termination by Purchase

☒ 3 years

☐ Other:

Partial termination

☐ no

☒ yes:

8.	Pricing

8.1	Pricing structure and prices per item

Office rental

•	Offices are rented to Purchaser on the commercial tariff of [***] [Confidential Treatment Required] (measurement inside rooms). This tariff will be indexed annually, based on CBS CI (consumer index). This includes all costs for the cleaning of the offices, maintenance, utilities for the buildings, emergency key-service, usage of the meeting rooms, insurance of the office buildings, all property taxes, standard office inventory, handyman and installing of PC’s and telephones.

•	The price includes the usage of the catering-restaurant, toilets, general rooms, corridors and the usage of the parking space.

•	The price also includes the costs for telephone operator services, update (electronic) telephone guide, corporate fax and e-mail (corporate mailbox), archive storage facilities.

Office supply

•	The costs for the standard inventory inside the cabinet is based on the unit price as agreed on with the external suppliers. Inventory is based on the standard inventory list as prepared by SBKD annually. Costs are charged [***] [Confidential Treatment Required] per cabinet per annum. This tariff will be indexed annually based on CBS CI (consumer index).

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9.	Special payment terms

☐ Yes, other special provisions are:

☒ No.

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SCHEDULE 3: SUMMARY OF SUPPLIER’S COST ACCOUNTING PRACTICES

1.0 Introduction

This schedule intends to describe the cost accounting practices of Supplier in general terms, which are based on the Royal Dutch Shell Group accounting principles and other standards where applicable. These include the laws and regulations of the Dutch government, the ‘Richtlijnen voor de Jaarverslaggeving’ as issued by The Netherlands Council for Annual Reporting (CAR) and the International Accounting Standards (IAS) as issued by the International Accounting Standards Committee (IASC)2. The cost accounting practices may be amended from time to time. Further reference is made to the Manual of Group Financial Accounting Policies as issued by the Royal Dutch Shell Group.

Furthermore, this schedule has the purpose to govern the charging out of the SUMF Items, which will be provided by Supplier to the various corporate entities at the Site (Shell and non-Shell).

Additional details on the charging out and the allocation of costs per SUMF Item, have been described in separate schedules, which have been developed for each shared SUMF Item.

2.0 General Organisation of Supplier

The Shell Pernis complex currently accommodates several corporate entities. Supplier itself is composed of production departments3 and several service departments. The latter conduct services for the whole Site. These service departments can be categorised into two different types, namely Supplier service departments (activities that are 100% related to the Supplier business) and shared service departments (activities that are undertaken for more than just the Supplier business).

Within this schedule, the focus is solely on the shared service departments and the part of the Supplier production departments which deliver SUMF Item to the various corporate entities at the Shell Pernis complex

3.0 Basic cost charging for Shared SUMF Items

The basic cost charging procedure for the various corporate entities at the Shell Pernis complex, is the allocation of all costs to each corporate entity. Within Supplier, costs will in general be allocated to the Supplier production departments or service departments. However in some cases, the (Supplier) costs are absorbed on a corporate Supplier level only (general Supplier account) or accommodated within the specific service department.

All costs are reported against a cost centre and a cost element:

1. Cost Centre:    Account for recording similar activity costs, represents the smallest area of

2	There is however no requirement for the Royal Dutch Shell Group to fully comply with IAS standards.
3	CMR (Elastomers), COD (Solvents), CRP (Resins and Precursors), CTP (Thermoplastics) and CVP (Versatics and Polyols)

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responsibility. Reference is made to ‘Alliance Project Data Object Definition (Cost Objects, Cost centre - Activity type - Statistical key Figures)’

2. Cost Element:	Categorises costs of similar nature (e.g. Labour, Materials, Services, Sundries) Reference is made to ‘Alliance Project Data Object Definition (Cost Elements)’

The cost allocation methodology for SUMF Item to the various corporate entities at Site, have been described in separate schedules (as referred to earlier). Depending on the classification of the schedule (Sole Supplier SUMF, Long Term SUMF or Short Term SUMF), the schedules can be reviewed each year during the Annual Budgeting Plan and Budget and approved for the following calender year. The allocation methodology, which is used to post costs to the various cost centres maybe amended from time to time.

4.0 SUMF Items

Elements of SUMF; the following charges are identified:

1. Variable Costs

2. Direct Site Costs

3. Overheads

4. Depreciation

5. Capital Charge

4.1 Variable Costs

Variable Costs are those operating costs which vary primarily on consumption, usage or production for each SUMF Item. Further reference is made to Article 6 of the Agreement.

4.2 Direct Site Costs

Direct Costs are those costs which are less dependent on the consumption, usage or production for each service, utility, material and facility. Further reference is made to Article 6 of the Agreement.

4.3 Overheads

Overheads are those costs which are not directly allocated to departments within Supplier. Therefore an equitable allocation of these costs will be made to each service, utility, material and facility. Typical services, for which costs are accommodated on a Supplier corporate level or within the service providing departments are for instance: Site management, fire fighting, security, office services, accommodation, catering and IT-costs.

The Overhead also include an appropriate amount for the depreciation and capital charge for the assets related to the provision of Supplier Site Overhead services (in addition to Article 6 of the Agreement).

The applicable Overheads will be charged with SUMF Item. The overheads will be differentiated for the categories4 Operational, Craft and Clerical Personnel and for Management, Professional and Staff Personnel.

The annual Overhead Costs are (base period Quarter 1 1999):

4	As defined by Solomon Associates for the World Wide Solomon Fuels/Lubes study.

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•	[***] [Confidential Treatment Required] per Full time equivalent for Operational, Craft and Clerical Personnel

•	[***] [Confidential Treatment Required] per Full time equivalent for contractors with a minimum assignment duration of 3 months

•	[***] [Confidential Treatment Required] per Full time equivalent for Management, Professional and Staff Personnel

The Supplier Site Overhead Cost will be adjusted annually for inflation using the Dutch Consumer Price index (CPI) for all households. Site Overhead Costs for a specific year will be calculated using the following formula:

•	[***] [Confidential Treatment Required]

•	[***] [Confidential Treatment Required]

where:

•	CPIq: Dutch Consumer Price Index for Quarter 3 of the year in which the Annual Budgeting Exercise for the following year takes place.

•	CPIo: Quarter 1 1999 Dutch Consumer Price Index for all households.

The Costs (e.g. [***]  [Confidential Treatment Required] and [***]  [Confidential Treatment Required] ) will be recalculated every three years, with the first recalculation used to determine budget 2002.

For accounting purposes, Supplier will split the Supplier Site Overhead Costs into the components (Indirect) Fixed Costs, (Indirect) Depreciation and (Indirect) Capital Charge.

4.4 Depreciation

All fixed assets that can be used in the provision of shared services, have associated depreciation charges that will be charged to entities at the Site. Assets are reported on activity-code Asset Accounting (AA).

Depreciation, derived from the Net Book Value (NBV) in the Supplier’s Accounting System, is calculated once a year. Monthly SUMF Charges are therefore based on budgeted amounts. At the year end an adjustment is made for the actual depreciation charges, which takes into account asset disposals and increases. The actual Royal Dutch Shell Group Accounts depreciation periods will be applied, which may be subjected to change from time to time.

4.5 Capital charge

The annual Capital Charge for Shared Assets and Shared Assets Under Construction has been defined as [***]  [Confidential Treatment Required] on Net Book Value at the end of the previous year. As with depreciation costs, these will be charged on a monthly basis with an adjustment at year end for any changes in NBV (only for corrections which are not the result of depreciation).

5.0 Man-hour tariff for Shared SUMF Items (where applicable)

A budget man-hour tariff will be calculated using the specific department budget for Variable Cost, Direct Site Cost, Overheads, depreciation and capital charge. The sum of these components will be divided by the total amount of the budgeted consumption of man-hours on the Site. Foreseen adjustments in personnel remuneration will be incorporated in the man-hour tariff. The tariff will be fixed for the budget year (year n; equals book year). Different budget man-hour tariffs can be calculated based on differences in direct labour cost. However this is only applicable for departments where different services will be offered by different types of employees.

The monthly charges during the budget year (year n) are based on the budget man-hour tariffs and the

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budgeted consumption of a specific SUMF Item. The SUMF Charges will be adjusted quarterly for the actual consumption. Within two calendar months after the close of a budget year (year n) the charges will be adjusted for actual man-hour cost based on actual Variable Cost, actual Direct Site Cost, actual Overheads, actual depreciation and actual capital charge thus eliminating any over-recovery and/or under-recovery between all Users.

If, during the last 3 calendar months of the year preceding the budget year (year n-1) and the first 9 calendar months of the budget year (year n) the actual consumption of an individual man-hour cost-based SUMF Item falls below 90% of the budgeted consumption, then the budgeted consumption for the following budget year (year n+1) for that SUMF Item will be reduced, at Supplier’s discretion, to maximum 90% of the budgeted consumption in the budget year (year n). For the purpose of the preceding calculation, for periods of Force Majeure declared by either the Supplier or by the Purchaser, as the case may be, it will be assumed that actual consumption would have been at the budgeted consumption level.

6.0 Allocation of manpower for Shared SUMF Items

All the required manpower incl. for projects and scheduled plant turnarounds will be allocated and agreed during the Annual Budgeting Exercise. The allocation of manpower throughout the year, will be scheduled taking plant breakdowns and other projects into account. This will be agreed between the Supplier and Users during the Annual Plan and Budget exercise. The Supplier will make reasonable efforts to accommodate requests for additional services in excess of the Annual Plan and Budget.

7.0 Classification of costs for Shared SUMF Items

In order to correctly classify all expenses of Supplier, the latest version of the BBS-Procedure ‘CLASSIFICATIE VAN UITGAVEN SNR/SNC (VOOR CAPEX EN OPEX)’, DOELGROEP: PERNIS EN MOERDIJK (SNC/SNR), Document ID No.: 07.00.20.02, will be used, which is subject to change from time to time.

8.0 Control and Management Information for Shared SUMF Items

In order to assure that the cost accounting practices of the Supplier are in accordance with the principles, monthly financial reports will be prepared. Further reference for Accounting, Controls and Management Information, is made to the latest version of the BBS-Procedure ‘HANDBOEK FINANCIËLE ONDERSTEUNING (SNC/SNR), Document ID No.: 07.00.00.00., which is subject to change from time to time.

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SCHEDULE 4: CURTAILMENT PROCEDURES

Site document RDU.01.1700 dated 01.04.99 covers communication for emergency situations when the supply of major utilities, for example steam, electricity and instrument air, falls below the combined consumption of all consumers on the Site. The document will be available to the Purchaser.

Once a steady state situation has been achieved with the shortfall of an Item of SUMF continuing, the allocation of an Item of SUMF, including utilities, by the Supplier will be based on the considerations spelled out in Articles 8 of the Agreement and on the principle of equal treatment of all consumers on the Site. Basis for allocation of a particular SUMF Item, including utilities, shall be the actual average consumption over the 12 full calendar months preceding the month in which the curtailment or allocation occurs, corrected for the effects from plant turnarounds and/or cases of Force Majeure.

Site document RDU.01.1700 may be amended and/or complemented from time to time. Allocation of selected utilities will be described in specific Site documents. The Purchaser will be consulted before any significant changes to curtailment or allocation procedures are being implemented.

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SCHEDULE 5: JOINT OPERATING COMMITTEE AND STEERING COMMITTEE

•	The Joint Operating Committee shall be composed of the Purchaser’s Representative and the Supplier’s Representative. In addition, any other person requested to attend by any of the Supplier’s Representative and the Purchaser’s Representative shall attend at and report to Joint Operating Committee meetings.

•	The Joint Operating Committee shall:

(A)	monitor the preparation of the Annual Plan and Budget;

(B)	unless practical reasons necessitate direct contact between Purchaser and Supplier, meet to discuss:

(i)	changes to the SUMF Items;

(ii)	modification of any plans;

(iii)	notification of any relevant instructions related to the use and modification of the Plant;

(iv)	changes to documented Site methods, procedures and guidelines, whether expressly mentioned in Schedule 2 of this Agreement or not, which have for Supplier foreseeable significant impact on the current operation of the Purchaser’s assets before such changes are being implemented; and

(v)	any other matters which need to be discussed.

(C)	request any actions from the Supplier necessary for the supply of SUMF Items and for the safe and appropriate use of the Plant subject to the cost impact referred to in paragraph (G) below.

(D)	identify any obstacles to meet the Purchaser’s requests.

(E)	identify any need for improvement of the provision of SUMF Items, cost targets or assets utilisation. The Joint Operating Committee shall define the actions required to meet the identified improvements within the framework of the Purchaser’s operation processes used in similar operations or any other industry standards agreed between the Parties pursuant to the Agreement.

(F)	provide support for the implementation of any major projects for which SUMF Items would be provided pursuant to the Agreement.

(G)	define the impact on cost of any SUMF Item modification or improvement notified or requested by the Purchaser so that it could be included in the Annual Plan and Budget wherever appropriate. The extra costs actually incurred within the amount defined by the Joint Operating Committee shall be charged to the Purchaser in accordance with the Agreement.

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(H)	The Joint Operating Committee shall have the authority to develop modifications or amendments to the Schedules to this Agreement on behalf of the Parties, however, to become effective any such modifications or amendments must be put in writing and be duly signed by the Parties. The Joint Operating Committee shall, as needed to implement this Agreement, develop mutually agreed protocols and administrative procedures.

•	The Joint Operating Committee shall never be entitled to make any request that would:

(I)	result in any infringement of the law; or

(J)	would prejudice the autonomy of the Supplier in relation to its staff.

•	The Joint Operating Committee shall meet on a quarterly basis unless agreed otherwise.

•	The Joint Operating Committee will have full access to all the information related to the provision of SUMF Items to the extent reasonably required for fulfilling its tasks, including the evaluation of the performance and of the use of the Plant during such provision.

•	Any member of the Joint Operating Committee appointed by the Purchaser or any person expressly delegated and approved by the Supplier, which approval shall not unreasonably be withheld, shall have full access to any premises owned by the Purchaser in order to review personally the use of assets during the provision of SUMF Items.

•	Access as agreed upon herein shall be subject to the confidentiality obligations similar to those in the Agreement.

•	The members of the Joint Operating Committee shall be subject to confidentiality obligations similar to those in the Agreement.

•	Any Dispute will be resolved in accordance with Article 19 of the Agreement.

53	Pernis SUMF Agreement (Kraton/SNC)

EXECUTION COPY

SCHEDULE 6: Allocation Keys

All allocation keys and their methodology (for example fixed amounts, percentages, m2, manpower numbers) are described in the relevant schedules 2. General information with regard to allocation can be obtained from schedule 3.

54	Pernis SUMF Agreement (Kraton/SNC)

EXECUTION COPY

SCHEDULE 7: Annual Plan and Budget 2000 Kraton

All figures in NLG millions

SNC	2100K	Laboratory Services Kraton - D	***
SNC	2102K	Chemicals Man. Finance and Accounting Services	***
SNC	2103K	Information technology	***
SNC	2104K	Filling & Dispatching	***
SNC	2105K	Specialist engineering & inspection	***
SNC	2107K	Chemicals Man. Management Services	***
SNC	2108K	Management fee site services	***
SNC	2113K	Warehouse & Storage services	***
SNC	2114K	Process automation services	***
SNC	2117K	Flare connection Kraton - D	***
SNC	2118K	Project Management & Engineering Services	***
SNC	2119K	Office services DUMBELL	***
Total SNC SUMFs			***

[***]	[Confidential Treatment Required]

55	Pernis SUMF Agreement (Kraton/SNC)